UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Corporate Resource Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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160 BROADWAY, 13TH FLOOR

NEW YORK, NEW YORK 10038

(646) 443-2380

To the Shareholders of Corporate Resource Services, Inc.:

On behalf of the Board of Directors, I cordially invite you to attend the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Corporate Resource Services, Inc. to be held at the Down Town Association in the City of New York, 60 Pine Street, New York, New York 10005, on November 6, 2013 at 9:00 A.M.

The matters expected to be acted upon at the Annual Meeting are described in the attached Proxy Statement.  During the meeting, shareholders who are present at the meeting will have the opportunity to ask questions.

We hope that as many shareholders as possible will personally attend the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, your views are important.  To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy card and promptly return it in the enclosed envelope.  Please vote as soon as possible.

Sincerely,

John P. Messina, Sr. Chief Executive Officer

160 BROADWAY, 13TH FLOOR
NEW YORK, NEW YORK 10038
(646) 443-2380

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 6, 2013

On November 6, 2013, Corporate Resource Services, Inc. (the “Company”) will hold its 2013 Annual Meeting of Stockholders at 9:00 a.m. EST. The meeting will be held at the Down Town Association in the City of New York, 60 Pine Street, New York, New York 10005, for the following purposes:

1) To elect eight directors;

2)  To approve an increase in the number of authorized shares of our Common Stock and authorize an amendment to our Company’s Articles of Incorporation reflecting such increase;

3) To approve the 2013 Equity Incentive Plan;

4) To approve the 2013 Employee Stock Purchase Plan;

5) Advisory vote to approve named executive officer compensation;

6) Advisory vote regarding the frequency of the advisory vote on executive compensation;

7)  To ratify the appointment of Rosen Seymour Shapss Martin and Company LLP as our independent registered public accountants for the fiscal year ending January 3, 2014; and

8)  To transact such other business that may properly come before the meeting or at any adjournment or postponement thereof.

More information about these business items is described in the proxy statement accompanying this notice. Any of the above matters may be considered at the Annual Meeting at the date and time specified above or at any adjournment or postponement of the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. To ensure that your vote is counted at the meeting, please vote as soon as possible.

By order of the Board of Directors,

Gina L. Russo, Esq., Secretary

New York, NY October__, 2013

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD OR VOTING INSTRUCTION CARD AS INSTRUCTED OR VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE PROXY CARD, VOTING INSTRUCTION CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

CORPORATE RESOURCE SERVICES, INC.

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board”) of Corporate Resource Services, Inc. (the “Company”) is providing these proxy materials to you for use in connection with the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 6, 2013 at 9:00 a.m. EST, and at any postponement or adjournment of the meeting. The Annual Meeting will be held at the Down Town Association in the City of New York, 60 Pine Street, New York, New York 10005. Stockholders of record as of October 4, 2013 (the “Record Date”) are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement.

This Proxy Statement and Notice of Annual Meeting, the proxy card and our Annual Report to Shareholders are expected to be mailed to shareholders beginning on or about October 7, 2013.

Effective January 14, 2013, our Board determined to change the Company’s fiscal year end from the Friday closest to September 30th to the Friday closest to December 31st. All of the data presented in this Proxy Statement with respect to the 2012 fiscal year relates to the twelve month period ended September 28, 2012.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	What is the purpose of the Annual Meeting?

A:	To vote on the following proposals:

•    to elect eight persons as directors;

•    to approve an increase in the number of authorized shares of our Common Stock and authorize an amendment to our Company’s Articles of Incorporation reflecting such increase;

•    to approve the 2013 Equity Incentive Plan;

•    to approve the 2013 Employee Stock Purchase Plan;

•    advisory vote to approve named executive officer compensation;

•    advisory vote regarding the frequency of the advisory vote on executive compensation;

•    to ratify the appointment of Rosen Seymour Shapss Martin and Company LLP as our independent registered public accountants for the fiscal year ending January 3, 2014; and

•    to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q:	How does the Board of Directors recommend I vote on these proposals?

A:	The Board recommends you vote:

•    FOR the election of John Messina, James Altucher, Karen Amato, Joseph Cassera, Robert Cassera, Thomas Clarke, James Foley and Larry Melby as directors;

•    FOR approval of an increase in the number of authorized shares of our Common Stock and authorization of an amendment to our Company’s Articles of Incorporation reflecting such increase;

•    FOR approval of the 2013 Equity Incentive Plan;

•    FOR approval of the 2013 Employee Stock Purchase Plan;

•    FOR the approval of named executive officer compensation;

●   FOR holding an advisory vote on executive compensation every year; and

•    FOR the ratification of the appointment of Rosen Seymour Shapss Martin and Company LLP as our independent registered public accountants for the fiscal year ending January 3, 2014.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have provided access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners as of the Record Date. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice. In addition, the Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	Who is making this solicitation?

A:	The proxy for the Annual Meeting is being solicited on behalf of the Company’s Board.

Q:	Who is entitled to vote at the meeting?

A:
Stockholders Entitled to Vote.  Stockholders who our records show owned shares of our Common Stock as of the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, we had a total of [_______] shares of Common Stock issued and outstanding, which were held of record by approximately [____] stockholders. The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting. Each share of Common Stock is entitled to one vote on each proposal.

Registered Stockholders.  If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Notice was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Q:	Can I attend the meeting in person?

A:
You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice provides you with instructions regarding how to:

● view our proxy materials for the Annual Meeting on the Internet; and ● request that we send our future proxy materials to you by mail or by email.

By accessing the proxy materials on the Internet, or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Q:	How can I vote my shares?

A:
Registered Stockholders: Registered stockholders may vote in person at the Annual Meeting or by mail.  If you requested printed copies of the proxy materials to be mailed to you, you can complete, sign and date the proxy card and return it in the prepaid envelope provided.

Street Name Stockholders: If your shares are held by a broker, bank or other nominee, you should have received instructions on how to vote or instruct the broker to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

Street name stockholders may generally vote by one of the following methods:

•    By Mail.  If you requested printed copies of the proxy materials to be mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;

•    By Methods Listed on Voting Instruction Card.  Please refer to your voting instruction card or other information provided by your bank, broker, nominee or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the holder of record; or

•    In Person With a Proxy from the Record Holder.  A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank, brokerage firm or other nominee. Please consult the voting instruction card provided to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:	If I submit a proxy, how will it be voted?

A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote?”

Q:	Can I change my vote?

A:
You may change your vote at any time prior to the vote at the Annual Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the Annual Meeting and vote your shares in person, (ii) advise our Corporate Secretary at our principal executive office (160 Broadway, 13th Floor, New York, New York 10038) in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions (which must be received prior to the Annual Meeting) or (iv) vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted).

Q:	What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?

A:
You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee holds your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the holder of record of the shares giving you the right to vote the shares.

Q:	What quorum is required for the Annual Meeting?

A:
At the Annual Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	How are votes counted?

A:	Each holder of shares of Common Stock is entitled to one vote for each share held as of the Record Date.

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Approval of named executive officer compensation requires the approval of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. For purposes of this proposal, abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote. For purposes of the advisory vote regarding the frequency of the advisory vote on executive compensation, the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote. However, because each of these proposals is an advisory vote, the result will not be binding on the Company’s Board of Directors or the Company. The Board of Directors, the Compensation Committee and/or another committee of the Board of Directors will consider the outcome of the vote when establishing or modifying the compensation of our Named Executive Officers and determining how often the Company should submit to stockholders an advisory vote to approve the compensation of its Named Executive Officers included in the Company’s proxy statement.

Approval of the amendment to our Certificate of Incorporation requires the affirmative vote of a majority of shares entitled to vote on such proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” the proposal.

Approval of the 2013 Equity Incentive Plan, approval of the 2013 Employee Stock Purchase Plan and ratification of the appointment of our independent registered public accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such proposals. Abstentions are treated as shares present and entitled to vote for purposes of such proposals and, therefore, will have the same effect as a vote “against” the proposals. Broker non-votes will have no effect on the outcome of the vote.

Q:	What are broker non-votes?

A:
Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole “routine” matter — the ratification of the appointment of the Company’s independent registered public accounting firm. Your broker will not have discretion to vote on the following “non-routine” matters absent direction from you: the election of directors, the advisory vote on named executive compensation, and the advisory vote on the frequency of the advisory vote on executive compensation.

Q:	Who will tabulate the votes?

A:	The Company has designated Gina L. Russo, Esq., the Company’s Secretary, as the Inspector of Election who will tabulate the votes.

Q:	Who pays for the proxy solicitation process?

A:
The Company will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our bylaws, as applicable. In order for a stockholder proposal to be included in our proxy statement and form of proxy relating to the meeting for our 2014 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal must be received by us no later than November 15, 2013. If a stockholder intends to submit a proposal that is not intended to be included in our proxy statement, or a nomination for director for our 2014 Annual Meeting of Stockholders, the stockholder must give us notice in accordance with the requirements set forth in our bylaws no later than the 45th day and no earlier than the 75th day prior to the anniversary of the mailing of the proxy statement for the 2014 Annual Meeting. If the date of the 2014 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be received no earlier than 120 days prior to the 2014 Annual Meeting and no later than the later of (i) the 90th day prior to the date of the 2014 Annual Meeting or (ii) the 10th day following the date on which public announcement of the date of the 2014 Annual Meeting is first made by the Company.

Q:	What should I do if I get more than one proxy or voting instruction card?

A:
Stockholders may receive more than one set of voting materials, including multiple copies of the Notice, these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate Notices for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one Notice. You should vote in accordance with all of the Notices you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?

A:
You may contact our transfer agent, Manhattan Transfer Registrar Company, located at 57 Eastwood Road, Miller Place, NY 11764, by telephone at (631) 928-7655, or by email at Ahearn@mtrco.com, if you have lost your stock certificate or need to change your mailing address.

BOARD OF DIRECTORS

The Board of Directors is presently composed of eight members, John Messina, James Altucher, Karen Amato, Joseph Cassera, Robert Cassera, Thomas Clarke, James Foley and Larry Melby. Mr. Messina serves as Chairman of the Board of Directors.

Our Board of Directors has determined that Ms. Amato and Messrs. Clarke and Melby are “independent” as that term is defined under the applicable rules and regulations of the SEC. There are no family relationships between any director and an executive officer except that Messrs. John Cassera and Robert Cassera are brothers.

Information about the Directors and Nominees

In accordance with our By-Laws, each member of our Board holds office until the next annual meeting of stockholders. At each annual general meeting of stockholders, the successors to our directors will be elected to serve until the next annual meeting or until their successors are duly elected and qualified. Set forth below is information regarding our current directors, all of whom are nominees for reelection at this Annual Meeting:

Name	Age	Position	Director Since
John Messina	46	President, Chief Executive Officer and Chairman	2012
James Altucher	45	Director	2012
Karen Amato	47	Director	2013
Joseph Cassera	54	Director	2009
Robert Cassera	50	Director	2009
Thomas J. Clarke, Jr.	57	Director	2013
James Foley	50	Director	2012
Larry Melby	52	Director	2013

Business Experience and Qualifications of Directors

John Messina was appointed President in March 2009, Chairman of the Board on May 21, 2012 and Chief Executive Officer on October 10, 2012. Mr. Messina joined the Board in April 2007 and has served as Executive Vice President of Tri-State Employment Services, Inc., or TSE, since January 1998.  Mr. Messina has been employed by TSE since 1997. Prior to joining TSE, Mr. Messina worked in the transportation industry and has been an entrepreneur in several small businesses. Mr. Messina brings extensive experience in temporary staffing services, as well as executive management and entrepreneurial experience to our Company.

James Altucher was named to the Board on September 13, 2012 and brings a wide range of investment experience to our Company.  He was the founder of Stockpickr LLC and served as its Chief Executive Officer from June 2006 to April 2007 when it was acquired by thestreet.com, where Mr. Altucher remained through March 2009.  From March 2009 to September 2010, he was a member of the board of directors of Bit.ly, Inc., a URL shortening and bookmarking service, and has served on the board of directors of Optimal, Inc., a social meeting advertising and analytics platform, since November 2012.  In addition, Mr. Altucher was a managing partner at Formula Capital Management LLC, an alternative asset management firm that runs a fund of hedge funds, from November 2004 to January 2010. He also is a columnist for the Financial Times as well as other blogs and publications and the author of the books Trade Like a Hedge Fund, Trade Like Warren Buffett and SuperCa$h. Previously, Mr. Altucher was a managing partner at technology venture capital firm 212 Ventures and was the founder of Vaultus and Reset Inc. He holds a bachelor's degree from Cornell and was a doctoral candidate at Carnegie Mellon University.

Karen Amato was named to the Board on August 8, 2013 and brings a wide range of accounting and auditing experience to our Company.  A former partner at the Big Four accounting firm KPMG, Karen has had an extensive career in public accounting, servicing clients ranging from large public companies to smaller private entities and in a variety of industries. After leaving KPMG in September 2011 after twenty-three years, Ms. Amato has been providing consulting services since February 2012, advising on accounting and SEC requirements. She is a member of the Board of Governors of the Long Island Chapter of the Institute of Internal Auditors and was named one of the Top 50 Women in Business by the Long Island Business News in 2010. Ms. Amato received her Bachelor Degree from Hofstra University and is a Certified Public Accountant licensed in New York.

Joseph Cassera has served as a Director since September 2009. Mr. Cassera has served as Vice President of operations of TSE since January 2001. Prior to joining TSE, Mr. Cassera served as the Senior Network Administrator overseeing information technology operations and other wide area network activities for Siemens AG from 1986 to September 2001. Mr. Cassera brings extensive experience in temporary staffing and information technology to our Company.

Robert Cassera has served as a Director since February 2009. Mr. Cassera is the founder, sole owner, and has been the president and director of TSE since 1993. TSE itself and through several wholly-owned subsidiaries, including TSE-PEO, Inc. and TS Employment, Inc., primarily offers professional employer organization related services to privately-held and public companies, as well as to other professional employer organizations. Mr. Cassera brings extensive entrepreneurial, temporary staffing and management experience to our Company.

Thomas J. Clarke, Jr. has served as a director since April 2013.  Mr. Clarke serves as the Chief Executive Officer of Weiss Group, LLC, a leading provider of independent research, since July 2010. From 1999 through 2009, he served as Chief Executive Officer of TheStreet.com, Inc., (NASDAQ:TST) a financial media company. From 2002 through 2008, Mr. Clarke also served as Chairman of TheStreet.com. From 1998 through 1999, he served as President of Thomson Financial Investor Relations, following the acquisition of Technimetrics, Inc. by Thomson Financial. From 1984 through 1998, Mr. Clarke served in executive positions of increasing responsibility at Technimetrics, a global information company, rising to Chief Executive Officer from 1992 through the company's sale in 1998. From 1980 through 1984, he served as Operations Manager for McAuto Systems Group, Incorporated, a Medicaid billing processor. Mr. Clarke currently serves on the boards of Reis, Inc. (NASDAQ:REIS), a provider of commercial real estate information and analysis, and LiveDeal, Inc. (NASDAQ:LIVE), a provider of local customer acquisition services for small businesses. He is also a mentor to students at Columbia University involved in the Executive Masters Program focusing on technology. Mr. Clarke received a B.Sc. degree in marketing from St. John’s University and an M.B.A. degree from Hofstra University. Mr. Clarke brings extensive management and public company experience to our Company.

James Foley was named to the Board on May 21, 2012.  Mr. Foley has been Chief Operating Officer of TSE since 1997 (as well as Chief Financial Officer from 1997 to 2004) and consults with the Board on insurance and operational matters as well as assisting our management team in acquisitions and other valuations.  Prior to joining TSE, Mr. Foley was a Financial Risk Manager in the Treasury Department of Chase Manhattan Bank, N.A. Mr. Foley has a B.A. in Economics from Wagner College. Mr. Foley brings extensive knowledge of our Company and risk management experience to our Company.

Larry Melby was elected to the Board on February 5, 2013. Mr. Melby has, since September 2009, held the position of Chief Executive Officer of Select Specialty Hospital in Lake Worth, Florida. Previously, and from May 2003 until July 2008, he was the Chief Executive Officer of Town and Country Hospital in Tampa. From September 2001 until March 2003 he served as Chief executive officer of the Hollywood Medical Center of Hollywood, Florida. Mr. Melby was instrumental in establishing these facilities as healthcare leaders in South Florida.  Mr. Melby also served as CEO of HCA Grant Center Hospital and HCA Deering Hospital, both in Miami.  Mr. Melby has held other executive positions such as Chief Operating Officer for University Hospital in Tamarac, Florida and CEO of the Charter Hospital of Miami. Throughout Mr. Melby’s career, he has earned leadership roles with major national healthcare organizations like Tenet, HCA, Columbia and IASIS. Mr. Melby brings extensive managerial experience and knowledge of the health care industry to our Company.

Committees of the Board of Directors

In 2012, our Board of Directors did not operate through committees.  In May 2008, the Board assumed the responsibilities of the audit committee after the departure of the independent directors that served on the Board and the audit committee. In April 2013, with the appointment of a third independent director, we had a sufficient number of directors to form an audit committee. With the appointment of Ms. Amato to the Board, we now have an audit committee that is compliance with the requirements of the NASDAQ Stock Market, Inc. Marketplace Rules and the rules of the Securities and Exchange Commission (“SEC”). Our Audit Committee is comprised of our three independent directors, Ms. Amato  and Messrs. Clarke and Melby.  Ms. Amato serves as chair of our audit committee and as our audit committee financial expert as defined in the rules of the SEC.

        We do not have a compensation committee or nominating committee as we are deemed to be a “controlled company,” which is defined to be a company with more than 50% of the voting power for the election of directors held by an individual, a group or another company.

Director Qualifications

The Board determines periodically, as appropriate, the desired Board qualifications, expertise and characteristics, including such factors as business experience, diversity and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.

The Board evaluates each individual in the context of the membership of the Board as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in the various areas. Each director should be an individual of high character and integrity. In determining whether to recommend a director for re-election, the Board also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company and other qualifications and characteristics.

Each director must ensure that other existing and anticipated future commitments do not materially interfere with the members’ service as a director. Any employee director must submit his or her offer of resignation from the Board in writing upon termination of employment with the Company. Upon change of his or her principal employer, any non-employee director must submit his or her offer of resignation from the Board in writing. The Board will determine whether to accept or reject such resignation or whether other action should be taken.

Communications with the Board of Directors

Stockholders may communicate with our Board of Directors at the following address:

The Board of Directors
c/o Gina L. Russo, Secretary
160 Broadway, 13th Floor,
New York, New York 10038

Communications are distributed to the Board of Directors or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

Code of Conduct

We have adopted a Code of Conduct and Business Conduct Policy that applies to all of our directors, executive officers and employees, including our Chief Executive Officer, our Chief Financial Officer and other senior financial officers. We have posted our Code of Conduct on our website at www.crsco.com and will post on our website any subsequent amendments thereto (other than technical, administrative or non-substantive amendments) and any waivers of provisions contained in our Code of Conduct for directors, executive officers or employees.

Board Leadership and Role in Risk Oversight

We believe that our Board provides strong overall management of the Company. The Board of Directors believes that Mr. Messina’s service as Board Chair, President and Chief Executive Officer is appropriate and is in the best interests of the Board, the Company and its stockholders.  Mr. Messina was appointed President in March 2009, Chairman of the Board on May 21, 2012 and Chief Executive Officer on October 10, 2012. He brings valuable insight given his tenure with us, as well as his knowledge of our industry.

Our Board of Directors as a whole has responsibility for risk oversight. The oversight responsibility of the Board is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks.

Director Compensation

Until recently, we did not have a compensation policy for our Board members and they did not receive compensation for their service on the Board in 2012.  Beginning in 2013 we began to issue on an annual basis, 20,000 restricted shares of our Common Stock to each of our independent directors as compensation for their services.  We did not have any equity compensation plan for our directors or executive officers in the 2012 fiscal year.

EXECUTIVE OFFICERS

Each officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our executive officers.  Set forth below is information regarding our executive and certain key officers as of September 30, 2013.

Name	Age	Position
John Messina	46	President, Chief Executive Officer and Chairman
Michael J. Golde	45	Chief Financial Officer and Treasurer
Mark S. Levine	52	Chief Operating Officer
Gina L. Russo, Esq.	29	Secretary
Frank Vaccaro	56	President of Sales

John Messina was appointed President in March 2009, Chairman of the Board on May 21, 2012 and Chief Executive Officer on October 10, 2012. Mr. Messina joined the Board in April 2007 and has served as Executive Vice President of TSE since January 1998.  Mr. Messina has been employed by TSE since 1997. Prior to joining TSE, Mr. Messina worked in the transportation industry and has been an entrepreneur in several small businesses. Mr. Messina brings extensive experience in temporary staffing services, as well as executive management and entrepreneurial experience to our Company.

Michael J. Golde was appointed Chief Financial Officer on May 21, 2012 and Treasurer on October 10, 2012.  Prior to starting work with the Company as Vice-President of Finance in January 2012, Mr. Golde had served as the Chief Financial Officer of Wimba, Inc. from October 2007 to June 2009 and Integra Realty Resources, Inc. from July 2009 to January 2012.  In addition, from February 2011 to January 2012 he was the President and Chief Executive Officer of Multiple Intelligence, Inc. a provider of financial and accounting, business valuation and merger and acquisition advisory services and Chief Financial Officer of Canrock Ventures, LLC.  Mr.  Golde has a total of over 20 years of financial and accounting experience including as Controller of Randstad North America from 1994 to 1999 and Chief Financial Officer of Accretive Solutions from 1999 to 2007.    Mr. Golde received a Bachelor of Business Administration and a Master of Business Administration from Pace University in 1990 and was a Senior Associate at Coopers & Lybrand (now PricewaterhouseCoopers) from 1990 to 1994.

Mark S. Levine has served as Chief Operating Officer of our Accountabilities subsidiary since February 2007 and became the Company’s Chief Operating Officer on May 21, 2012. From 2001 until joining the Company, he served as Executive Vice President of Accretive Solutions, Inc., a professional staffing services firm. From 1997 until 2001, he was Chief Marketing Officer of Stratus Services Group, Inc., a national staffing firm. From 1995 until 1997, Mr. Levine was Regional Vice President of CoReStaff Services, Inc., a staffing services provider. From 1993 until 1995, Mr. Levine was employed in various capacities by Norrell Services, including Regional Vice President. Mr. Levine brings his extensive experience in the temporary staffing industry and management to the Company.

Gina L. Russo, Esq. was appointed Secretary on October 10, 2012 and is an attorney duly admitted in New York and New Jersey. She specializes in corporate law and labor and employment law. Ms. Russo joined TSE in 2007 and has served as Assistant General Counsel to Tri-State since May 2008. She received a Bachelor of Arts from Marist College and a Juris Doctor from Brooklyn Law.

Frank Vaccaro was appointed President of Sales on January 31, 2011.  Mr. Vaccaro previously served as the Chief Executive Officer and President of Diamond Staffing Services Inc.(which entity was acquired by the Company on January 31, 2011) since January 2009, and in February 2010 was appointed as the Company’s Senior Vice President of Sales, a position that he filled in a part-time capacity. From 2003 through December 2008, Mr. Vaccaro was President and the primary shareholder of a national staffing company, also named Diamond Staffing Services Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 18, 2013 with respect to our Common Stock that is beneficially owned by (i) each director and executive officer, (ii) each person known to us to beneficially own more than five percent of the shares of Common Stock, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the mailing address for each person listed in the table is 160 Broadway, 13th Floor, New York, NY 10038.

Name	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares (1)

John Messina	320,200		*
Michael J. Golde	5,000		*
Frank Vaccaro	1,380,000	(2)	*
Mark Levine	1,062,500	(3)	*
Gina L. Russo	200		*
James Altucher	2,833,333	(4)	1.8%
Karen Amato	20,000		*
Joseph Cassera	200		*
Robert Cassera	141,760,004	(5)	89.9%
Thomas J. Clarke, Jr	20,000		*
James Foley	200		*
Larry Melby	28,726		*
All Executive Officers and Directors as a Group (12 persons)	143,430,363		92.6%

*	Less than 1% .

(1)
Percentages are based on 156,646,992 shares of Common Stock outstanding as of September 18, 2013 and exclude 1,934,331 shares of Common Stock held in escrow to secure the payment obligations of Corporate Resource Development, Inc. in connection with the acquisition of GT Systems, Inc. The 1,934,331 shares of Common Stock are not treated as outstanding for our financial statements.  Additionally, options to purchase 1,458,333 shares of Common Stock that have vested or will vest within the next 60 days (see notes (2) and (4)) and 100,000 shares of Common Stock that will vest within the next 60 days (see note (4)) have been included the calculation of the Company’s total number of shares of Common Stock for those applicable individuals and the group total.

(2)
Includes vested options to purchase up to 625,000 shares of Common Stock exercisable through January 31, 2023 and 5,000 shares of Common Stock owned by an adult that lives in Mr. Vaccaro’s household, but as to which shares he disclaims beneficial ownership.

(3)	Includes 50,000 shares of Common Stock owned by two children who live in Mr. Levine’s household, but as to which shares he disclaims beneficial ownership.

(4)
Pursuant to a Business Advisory Consulting Agreement our Company entered into on October 11, 2012 with Spruce Goose, Inc., an affiliate of Mr. Altucher, we: (a) issued 1,000,000 shares of Common Stock ; (b) undertook to issue an additional 100,000 shares of Common Stock each month from January through October 2013, of which 900,000 shares of Common Stock have vested and 100,000 shares that will be issuable in the next 60 days have been included in Mr. Altucher’s beneficial ownership; and (c) issued options to purchase up to 1,000,000 additional shares of Common Stock, vesting in monthly increments over 12 months, and exercisable through January 31, 2023, of which 666,667 of these options have vested and 166,666 options will vest within the next 60 days and are included in Mr. Altucher’s beneficial ownership, but as to which he disclaims beneficial ownership.

(5)	Includes 47,919,443 shares of Common Stock held of record by TSE and 21,000,000 shares of Common Stock issued to Tri-Tel Communications, Inc.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors consists of eight members. In accordance with our By-Laws, all of our Board members hold office until the next Annual Meeting of stockholders. At this Annual Meeting, all of the directors are nominees for reelection to serve until our next Annual Meeting.

Nominees

The Board of Directors approved, John Messina, James Altucher, Karen Amato Joseph Cassera, Robert Cassera, Thomas Clarke, James Foley and Larry Melby as nominees for election to the Board of Directors at the Annual Meeting. If elected, each of the nominees will serve as a director until our next annual meeting in 2014 and until a successor is qualified and elected or until his or her earlier resignation or removal. Each of the nominees is currently a director of the Company. Please see “Nominees” on page [6] of this Proxy Statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the nominees. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of each of John Messina, James Altucher, Karen Amato, Joseph Cassera, Robert Cassera, Thomas Clarke, James Foley and Larry Melby as directors.

PROPOSAL TWO

APPROVAL OF AN INCREASE IN THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK

Our authorized capital stock presently consists of 185,000,000 shares of Common Stock, $0.0001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of October 4, 2013, there were [___] shares of our Common Stock outstanding, held by approximately [___] stockholders of record, and no shares of our preferred stock were outstanding.

Our Board of Directors has determined that it is advisable to increase our authorized shares of Common Stock to 225,000,000 shares of Common Stock, and has voted to recommend that the stockholders adopt an amendment to our Certificate of Incorporation effecting the proposed increase.

 The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future. The Board of Directors believes it is in our best interest to have sufficient additional authorized but unissued shares of Common Stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with future financings, investment opportunities, stock splits or dividends, possible acquisitions or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Certificate of Incorporation  and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of Common Stock proposed to be authorized, except as required by law, regulatory authorities or rules of any stock exchange on which our shares may then be listed. The issuance of additional shares of Common Stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our Common Stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

The form of the proposed amendment to our Certificate of Incorporation (underlined to show changes) to increase the number of authorized shares of Common Stock is attached as Appendix A to this proxy statement.

Required Vote for Approval

The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the matter is necessary to approve this amendment to our Certificate of Incorporation.

The Board of Directors recommends a vote “FOR” approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock, and proxies solicited by the Board will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.

PROPOSAL THREE

APPROVAL OF THE 2013 INCENTIVE AWARD PLAN

GENERAL

Our Board is submitting for shareholder approval the 2013 Incentive Award Plan (the “Plan”).  We are requesting shareholder approval of the Plan so that the Company has available a sufficient number of shares of its Common Stock to meet the compensatory objectives of the Plan.  If approved, the Plan would immediately become effective.  The Plan provides for grants of various types of awards (“Awards”) that are designed to attract and retain highly qualified personnel who will contribute to the success of the Company and to provide incentives to participants in this Plan that are linked directly to increases in shareholder value which will therefore inure to the benefit of all shareholders of the Company.  We intend to continue to rely on a combination of multi-year performance awards, options and other stock-based awards for these purposes. Accordingly, our Board recommends approval of the Plan, as described below.

The Plan would make 5,000,000 shares of our Common Stock available for Awards under the Plan.   The proposed Plan also would permit performance-based Awards paid under it to be tax deductible to the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as “performance-based compensation.”

The following is a summary of the material terms of the Plan.  The complete text of the Plan is attached as Appendix B to this proxy statement. The following summary is qualified in its entirety by reference to Appendix B.

 SUMMARY OF THE 2013 INCENTIVE AWARD PLAN

Shares Available For Awards

The total number of shares reserved and available for grant and issuance pursuant to the Plan will be 5,000,000 shares of Common Stock.  Shares of Common Stock that are

a)	subject to issuance upon exercise of an option but cease to be subject to such option Award for any reason other than exercise of such option,

b)	granted under an Award but forfeited or repurchased by the Company, and

c)	granted under an Award that otherwise terminates without such shares being issued,

will not be deemed to have been issued for purposes of the total number of shares reserved and available for grant and issuance under the Plan.

Shares may consist, in whole or in part, of authorized and unissued shares.  The number of shares which are transferred to the Company by a participant to pay the exercise or purchase price of an Award will be subtracted from the number of shares issued with respect to such Award for the purpose of counting shares used under the Plan.  Shares withheld to pay withholding taxes in connection with the exercise or repayment of an Award will not be counted as used under the Plan.  In addition, shares covered by an Award granted under the Plan which is settled in cash will not be counted as used under the Plan.  The Company will reserve and keep available a sufficient number of shares as will be required to satisfy the requirements of all outstanding options and other Awards granted under the Plan.  All shares delivered under the Plan will be subject to stock transfer orders and other restrictions as the Administrator (described below) deems necessary or advisable, in which case, such shares will contain appropriate legends.

In the event that the number of outstanding shares of Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of shares reserved for issuance under the Plan, (b) the number of shares that may be granted pursuant to the Plan, and (c) the exercise prices of and number of shares subject to outstanding options and other Awards, will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable laws; provided, however, that, upon occurrence of such an event, fractions of a share will not be issued upon exercise of an Award, but will either be replaced by a cash payment equal to the fair market value of the fractional share on the effective date of such an event or will be rounded up to the nearest whole share, as determined by the Administrator, as defined below.

All shares allocated for issuance under the Plan may be used for the issuance of incentive stock options (“ISOs”).

Administration

The Plan will be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to qualify Awards under the Plan as “performance-based compensation” under Section 162(m)) and, to the extent applicable, Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"), by the Board or, at the Board's sole discretion, by the compensation or any other committee of the Board, as appointed by the Board (the “Administrator”).

Subject to the general purposes, terms and conditions of this Plan, the Administrator will have full power to implement and carry out this Plan. The Administrator will have the authority to:

a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

c)	select persons to receive Awards;

d)	determine the form and terms of Awards;

e)	determine the number of shares or other consideration subject to Awards;

f)
determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any parent, subsidiary or affiliate of the Company;

g)	grant waivers of Plan or Award conditions;

h)	determine the vesting, exercisability and payment of Awards;

i)	correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Award or any Award agreement;

j)	make any adjustments necessary or desirable as a result of the granting of an Award to an eligible participant located outside the United States;

k)	determine whether an Award has been earned; and

l)	make all other determinations necessary or advisable for the administration of the Plan.

Any determination made by the Administrator with respect to any Award will be made in its sole discretion and such determination will be final and binding on the Company and on all persons having an interest in any Award under the Plan.

The Administrator may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Administrator with respect to Awards made or to be made to eligible participants.  No member of the Administrator and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Administrator or by any officer of the Company in connection with the performance of duties under the Plan, except for such member's or officer's own willful misconduct or as expressly provided by law.

The cost of administering the Plan will be borne by the Company.  Cash payments and the fair market value of shares paid under the Plan to participants who perform services for the parent, any subsidiary, or affiliate of the Company may be charged to such parent, subsidiary or affiliate.

Eligible Participants

ISOs may be granted only to employees (including officers and directors who are also employees) of the Company, or any parent, or subsidiary of the Company.  Options and stock appreciation rights may be granted only to eligible participants as to whom Company shares constitute “service recipient stock,” within the meaning of the regulations under Section 409A of the Code.  All other Awards may be granted to employees, officers, directors, consultants, contractors and advisors of the Company or any parent, subsidiary or affiliate of the Company; provided that such consultants, contractors and advisors render bona fide services to the Company or such parent, subsidiary or affiliate of the Company other than in connection with the issuance and sale of securities in a capital-raising transaction.  An Eligible Participant may be granted more than one Award under the Plan.

Types of Awards

Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof:

a)	Options;

b)	Stock appreciation rights;

c)	Restricted stock;

d)	Performance grants;

e)	Stock bonuses; and

f)
any other type of Award deemed by the Administrator to be consistent with the purposes of the Plan (including but not limited to, Awards of phantom stock and Awards to participants who are foreign nationals or are employed or performing services outside the United States), such Award to be in the form and have such conditions as the Administrator determines.

Unless otherwise determined by the Administrator in an Award Agreement, a participant to whom a grant of stock options, stock appreciation rights, performance grants or any other Award is made (and any person succeeding to such participant's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such shares or other instrument of ownership, if any, is issued to such participant.  Except as provided in the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.  Participants who receive Awards of restricted stock will have all rights as shareholders with respect to the shares subject to such Award, including voting and dividend rights.  Stock dividends payable in respect of restricted stock will be subject to the same restrictions as such restricted stock.

No Participant may receive Awards in the aggregate in any one fiscal year, subject to adjustments described above, representing more than:  (i) 3,000,000 shares underlying options (all of which may be ISOs); and (ii) 2,000,000 shares underlying stock appreciation rights, restricted stock, performance grants, stock bonuses and all other stock-based Awards.  Notwithstanding the foregoing, the maximum number of shares that may be granted to a participant for any one performance period (as specified in the applicable Award Agreement) underlying any Award that is intended to be “performance-based compensation” under Section 162(m) of the Code is 1,000,000 shares, subject to adjustments for capitalization events described above.

Stock Options. The Administrator may grant one or more options to an eligible participant and will determine in a written and dated Award Agreement (a) whether each such option will be an ISO or a non-qualified stock option, (b) the number of shares subject to each such option, (c) the exercise price of each such option and the acceptable form of consideration to be paid in satisfaction of the exercise price, (d) the period during which each such option may be exercised, (e) any required period of continuous employment or service to the Company, and (f) all other terms and conditions of each such option, subject to the terms and conditions of the Plan.  The Administrator also may provide for an option to become exercisable at one time or from time to time, periodically or otherwise, in such number of shares or percentage of shares as the Administrator determines.

Notwithstanding the preceding paragraph, no option will be exercisable after the expiration of ten years from the date the option is granted, and no ISO granted to a person who directly or by attribution owns more than 10% of the total combined voting power of all classes of stock of the Company or of any parent, subsidiary or affiliate of the Company (a “ten percent shareholder”) will be exercisable after the expiration of five years from the date of grant of the ISO.  The exercise price of an option will be determined by the Administrator when the option is granted and may not be less than 100% of the per share fair market value of the shares subject to such option on the date of grant of such option; provided, however, that the exercise price of any ISO granted to a ten percent shareholder will not be less than 110% of the per share fair market value of such shares on the date of such grant.

For purposes of the foregoing and all other purposes under the Plan, if shares of Company common stock are listed or admitted to trade on a national securities exchange, the “fair market value” of such shares is defined in the Plan as the closing price of the Company’s common stock on the composite tape of the principal national securities exchange on which the common stock is listed or admitted to trade on the determination date (or if there is no trading of the common stock on such date, then the closing price of the common stock as quoted on such composite tape on the next preceding date on which there was trading in such shares. Alternatively, if the common stock is not listed or admitted to trade on a national securities exchange on the determination date of its fair market value, the value established in good faith by the Administrator determined in accordance with applicable regulations.

The aggregate fair market value of shares with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under the Plan and any other ISO plan of the Company and certain related entities) may not exceed $100,000.

Stock Appreciation Rights.  Stock appreciation rights may be granted alone or in conjunction with the grant of any other Award under the Plan.  Each Award of stock appreciation rights granted under the Plan will be evidenced in an Award Agreement under which the Administrator shall determine (a) the number of shares subject to each Award of stock appreciation rights, (b) the date of the Award, (c) the base price, which may not be less that the fair market value of the shares on the date of the Award, (c) the exercise period, (d) any continuous service requirements, (e) whether the stock appreciation right is being issued in conjunction with the grant of any other Award, and (f) any other terms and conditions.  The number of shares subject to an outstanding Award of stock appreciation rights may be reduced on a share-for-share or other appropriate basis, as determined by the Administrator, to the extent that shares under such Award are used to calculate the cash, shares, or other securities or property of the Company, or other forms or payment, or any combination thereof; received pursuant to the exercise of an option attached to such Award of stock appreciation rights, or to the extent that any other Award granted in conjunction with such Award of stock appreciation rights is paid.

A stock appreciation right may be settled in cash or other securities (no fractional shares) or property of the Company at the Administrator’s discretion.  Such right may be deemed to have been exercised on the day preceding the expiration date of the stock appreciation right if the right is exercisable and has a positive value at such time.

Restricted Stock. The Administrator may grant a participant shares of the Company that are subject to a substantial risk of forfeiture and transfer restrictions. The Award Agreement for such grant will determine (a) the number of shares subject to the Award, (b) the exercise price, if any, to be paid as consideration for the shares (which may be less than the then fair market value of the shares) and the time and manner of the payment, (c) any period of continuous employment or service to the Company necessary before the restrictions to which the shares are subject will lapse, and (d) any other terms and conditions.

Performance Grants.  The Award of a performance grant will entitle a participant to receive a specified amount in cash or shares conditioned upon satisfaction of pre-established specified corporate and/or individual goals as determined by the Administrator and set forth in an Award Agreement.  Awards that are intended to constitute “performance-based compensation” for purposes of Section 162(m) of the Code, shall be based on any one or more of the following performance objectives:  specified levels of or increases in the Company’s, a division’s, the parent’s, a subsidiary’s or an affiliate’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (i.e., operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total shareholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (i.e., net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; the consummation of one or more acquisitions of a certain size as measured by one or more of the foregoing financial criteria; individual objectives.  The Administrator may adjust performance conditions during or as soon as practicable after the end of the performance period if the Administrator determines that the performance measurement is no longer appropriate in light of the objectives of the grant, but in no circumstances will amounts payable to a “covered employee,” within the meaning of section 162(m) of the Code, be increased by any such adjustment.

The Administrator may, among other things, determine and set forth in an Award Agreement (a) the period over which performance goals must be obtained, (b) the maximum award available upon full attainment of goals, (c) amounts payable, if any, for the partial attainment of such goals, (d) whether the performance grant is being made in conjunction with any other Award, (e) the performance objectives, and (f) the time and manner of payment if performance goals are obtained.  At the end of the established performance period, the Administrator will determine the extent to which the performance goals have been attained and the maximum award achieved.

At the end of the performance period, the Administrator will certify (in writing if the Award is intended to be “performance-based compensation”) the extent to which performance goals and any other conditions applicable to the performance grant have been attained before payment is made.  Payment may be made in cash, shares and other securities or property of the Company as determined by the Administrator.

The Administrator intends to administer performance grants to meet the requirements of Section 162(m) of the Code so that payments to “covered employees” will be fully deductible by the Company.

Stock Bonuses.  A stock bonus is an Award of shares for past or future services rendered to the Company or any parent, subsidiary or affiliate of the Company.  The Administrator may issue stock bonus Awards subject to the satisfaction of future service to the Company or other conditions.  The Administrator in an Award Agreement will determine what, if any, consideration must be paid by a participant for such shares, which may be less than the fair market value of the shares on the date of grant of the Award.  In lieu of shares of Company stock, the stock bonus may be settled in cash or a combination of cash and shares.  Payment may be made in a lump sum payment or in installments.

Other Terms and Conditions

Payment for Share Purchases.  Payment for shares purchased by participants under the Plan may be made in cash (including by check), by surrender of Company shares that either have been paid for and owned by the participant for more than six months (under Rule 144 of the Securities Act of 1933) or were obtained by the participant in the public market, any combination of the foregoing, or any other lawful means as determined by the Administrator in its discretion.

Deferred Payment of Awards.  The Administrator may specify in an Award that the payment of all or any portion of cash, shares, other securities or property of the Company, or any other form of payment, or any combination thereof under an Award, other than an Award of options or stock appreciation rights, will be deferred until a later date as set forth in the Award Agreement for such Award.  Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Administrator determines, provided that such deferrals will be in accordance with the requirements of Section 409A of the Code.  Deferred payments of Awards may be made subject to the performance of certain investment equivalents (which may include government securities, Company shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include interest, dividends or other rates of return) as may accrue thereon until the payment date.  Such investment equivalents and additional amounts of income equivalents will be determined by the Administrator and set forth in the Award Agreement.

Change in Control.  Upon a “change in control,” the applicable Award Agreement will determine the extent to which outstanding stock options and stock appreciation rights become fully exercisable, restrictions on all outstanding restricted stock lapse, outstanding performance grants are adjusted in respect of a shortened performance period, and deferred payments become payable.  For these purposes, the Plan describes a change in control, generally, as any of the following events:  the acquisition of at least 50% of the combined voting power of the Company’s then outstanding voting securities; over a twelve-month period, a change in the majority of the membership of the Company’s Board without the endorsement of the remaining members of the Board; under circumstances described in the Plan, a merger of the Company with another entity, the consolidation, liquidation or dissolution of the Company or the sale of substantially all of the Company’s assets; or, in the case of Plan distributions that are considered “deferred compensation” under Section 409A of the Code, a change of control event as described in applicable 409A regulations.

Amendments and Substitutions of Awards.  The terms of any outstanding Award under the Plan may be amended from time to time by the Administrator in any manner that the Administrator deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award or payments thereunder, or reduction of the exercise price of an Award); provided, however, that except to the extent that the Administrator determines that an amendment is necessary to avoid penalties or taxes under Section 409A of the Code or violation of any law or regulation, no such amendment may adversely affect in a material manner any right of a participant under such Award without the participant's written consent.

Plan Amendment or Suspension.  The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment will be effective unless and until the same is approved by shareholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Sections 162 and 422 of the Code, Rule 16b-3 and with other applicable law.  In addition, the Board may condition any amendment on the approval of shareholders of the Company if such approval is deemed advisable by the Board.  No amendment of the Plan will adversely affect in a material manner any right of any participant with respect to any Award theretofore granted without such participant's written consent.

Plan Termination.  The Plan shall terminate upon the earlier of the following dates or events to occur: (a) upon the adoption of a resolution of the Board terminating the Plan; or (b) the tenth anniversary of the Board’s adoption of the Plan; provided, however, that the Board may, prior to the expiration of such ten- year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than incentive stock options.  The rights of a participant under any then outstanding Award may not be impaired by the termination of the Plan without the participant’s consent, subject to the Administrator’s right to amend the Plan as described above.

Transferability.  Unless approved by the Administrator (where such approval does not adversely affect compliance of the Plan with certain legal requirements), a participant’s rights and interest under the Plan may not be transferred, hypothecated or encumbered in whole or in part.  Options and stock appreciation rights may not be transferred other than by will or the laws of descent or pursuant to a court approved domestic relations order, and may not be exercised during the participant’s lifetime other than by the participant (or other person to whom rights have been transferred pursuant to a domestic relations order).

Escrow.  To enforce any restrictions on participant’s shares, the Administrator may require the participant to deposit stock certificates evidencing the shares, together with appropriate stock powers, with the Company or an agent designated by the Administrator.

Exchange and Buyout of Awards.  The Administrator may authorize the Company, with the consent of the affected participant, to exchange new Awards for the surrender and cancellation of the participant’s outstanding ones.  The Administrator may authorize the Company to buy from a participant a previously granted Award with cash, Company shares (including restricted stock), or other consideration.

FEDERAL TAX CONSEQUENCES

The following is a brief summary of general federal income tax principles that are expected to apply to Awards made under the Plan.  Award recipients must confirm all tax results with the Internal Revenue Service or their own tax advisers.

Neither the granting of an ISO Award to an employee under the Plan nor the employee’s exercise of such option would result in any taxable income to the employee (except that a tax liability might arise pursuant to the alternative minimum tax upon exercise of the option).  The tax treatment of the disposition of stock acquired by an employee upon exercise of an ISO depends on whether the employee disposes of the stock within the requisite statutory holding period, that is, the later of two years from the date of the Award or one year from the date when the stock was transferred upon exercise of the ISO (the “holding period”).  If the employee disposes of the stock before the expiration of the holding period (i.e., a disqualifying disposition), the difference between the ISO exercise price and the fair market value of the stock at the time of exercise of the ISO will be taxed as ordinary income (and added to the employee’s basis in the ISO), and any remaining gain on the disposition of the stock will be taxed as capital gain.  If, however, the employee disposes of the stock after the expiration of the holding period, the employee will have capital gain on the difference between the option exercise price and the proceeds from the disposition of the stock.  The Company is not entitled to a deduction when the ISO is granted or exercised.

The Award of a non-qualified stock option is not taxable.  When the participant exercises the non-qualified stock option, the difference between the option exercise price and the fair market value of the stock on the exercise date is taxed as ordinary income.  When the participant disposes of the stock acquired upon exercise of the non-qualified stock option, any gain or loss recognized will be treated as capital gain or loss.

Restricted stock is generally not taxable to the recipient of such an Award at the time of grant.  Instead, when the shares are transferrable and no longer subject to a substantial risk of forfeiture, the recipient recognizes ordinary income equal to the excess of the fair market value of the shares received over the amount (if any) the recipient paid for such shares.   Within 30 days of receiving an Award of restricted stock, however, the recipient may make an election under Section 83(b) of the Code to be taxed on the fair market value of the stock at the date of the Award rather than when the stock vests, in which case, any appreciation in the stock after it has been taxed, is taxable as capital gain when the recipient disposes of the stock.

With respect to other Awards that would be payable either in cash or shares of Common Stock, the holder of such an Award would recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount, if any, paid for such shares of Common Stock by the holder of the Award at such time as the Award is not or ceases to be subject to substantial risk of forfeiture.

The payment and taxation of Awards, other than Awards of stock options and stock appreciation rights, may be deferred in accordance with the terms of the applicable Award Agreement and the requirements of Section 409A of the Code and regulations issued thereunder.  Deferred payments may be credited with interest or investment equivalents during the deferral period, as determined by the Administrator in the Award Agreement.

Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance grant Awards paid under the Plan are “performance-based compensation” within the meaning of Section 162(m), the Company would be entitled to a corresponding tax deduction at the time a participant recognizes ordinary income from any Award, for example, upon a participant’s disqualifying disposition of an ISO or exercise of a non-qualified stock option.

Special rules might apply in the case of individuals subject to Section 16 of the Exchange Act.  In particular, unless the individual makes an election under Section 83(b) of the Code, shares received pursuant to the exercise of a stock option or stock appreciation right, might be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period up to six months after the date of exercise or vesting.  Accordingly, the amounts of any ordinary income recognized, and the amount of the Company’s tax deduction, would be determined as of the end of such period.

Under the Plan, the Administrator has the right to deduct from any payment made under the Plan amounts necessary to satisfy federal, state local, foreign or other tax obligations.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is necessary to approve the 2013 Incentive Award Plan. Abstentions are treated as shares of Common Stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the approval of the 2013 Incentive Award Plan. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” approval of the 2013 Incentive Award Plan.

PROPOSAL FOUR

APPROVAL OF THE 2013 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

Our Board is submitting for shareholder approval the 2013 Employee Stock Purchase Plan (the “ESPP”).  The purpose of the ESPP is to offer employees an opportunity to purchase stock directly from the Company at an attractive price, and align wealth creation opportunities with those of stockholders.  The ESPP will broaden employee access to Company stock, by offering all employees of the Company and designated subsidiaries of the Company the opportunity to purchase shares of Common Stock through convenient payroll deduction.  We are requesting shareholder approval of the ESPP so that the Company has available a sufficient number of shares of its Common Stock to meet the objectives of the ESPP.  Our Board recommends approval of the ESPP, as described below.

The Plan would make 3,000,000 shares of our Common Stock available for awards under the Plan, subject to automatic annual increases as described below.

The following is a summary of the material terms of the ESPP. The complete text of the ESPP is attached as Appendix C to this proxy statement. The following summary is qualified in its entirety by reference to Appendix C.

SUMMARY OF THE ESPP

The ESPP provides employees with the opportunity to accumulate payroll deductions during an offering period, to be put towards the purchase of Common Stock.  The purchase price of each share of Common Stock will be 85% of the fair market value of a share on each offering date, subject to adjustments and limits imposed by Section 423 of the Internal Revenue Code (the “Code”) and the ESPP.  The purchase price may be adjusted in the event of a change in capitalization of the Company and the purchase price may, at the discretion of the ESPP Administrator, be increased to reduce or eliminate unfavorable financial accounting consequences to the Company from the ongoing operation of the ESPP.  Other adjustments to purchase rights may occur upon a merger or change of control of the Company.  For all purposes under the ESPP, if the Common Stock is listed on any established stock exchange or national market system, its “fair market value” is defined as the closing sales price for Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, or if the Common Stock is not listed on an established market on the determination date, the value as determined in good faith by the Board in accordance with applicable regulations pertaining to employee stock purchase plans.

Eligibility

Each common law employee of the Company, and any subsidiary selected by the ESPP Administrator, whose customary employment with the Company or such subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year will be eligible to participate in the ESPP.  For purposes of the ESPP, an employee shall generally be treated as continuing to be employed while he or she is on sick leave or other leave of absence approved by the Company of not more than 90 days.

Offering Periods

Common Stock will be offered under the ESPP during consecutive three-month offering periods, beginning on the first trading day on which national stock exchanges are open for trading (a “Trading Day”) that is or next follows January 1, April, 1, July 1 and October 1 of each year or such other date as the Board shall determine.  The first offering period will commence on the first Trading Day following January 1, 2014 and close on the last Trading Day preceding March 31, 2014.

Participation

An Eligible employee may elect to become a participant in the ESPP by making an election to contribute through payroll deduction a percentage from 1% to 6% of his or her after-tax eligible compensation each payday.  Elections must be made in whole percentages.  The contribution election will generally be made during an enrollment period in the weeks preceding the commencement of an offering period and will be effective for all paydays in the offering period unless the employee elects to change the rate of contribution during an enrollment period or elects to discontinue contributions entirely.

Participants who take hardship withdrawals from any 401(k) plan of the Company or subsidiary of the Company in which the employee participates will have payroll contributions to the ESPP suspended until at least six months following the date of the hardship withdrawal or such other suspension period provided under such 401(k) plan.

Eligible Compensation

Compensation that may be contributed under the ESPP is defined as all base straight time gross earnings, commissions, overtime and shift premiums, but excludes payments for incentive compensation, bonuses and all other forms of compensation.

Participant Accounts

An unfunded hypothetical account will be established for each participant to record his or her payroll deductions during an offering period.  No interest will accrue on a participant’s payroll deductions or any other amount credited to the account.  At least annually, participants will be provided with information related to account activity, including balances, payroll deductions, purchase prices and shares purchased.

Purchase of Common Stock

On the last Trading Day of an offering period, that is, the exercise date, the balance then credited to each participant’s account will be used to purchase full shares of Common Stock for the participant.  The purchase price for each share of Common Stock will be 85% of the fair market value of Common Stock on the first Trading Day of that offering period.  Fractional shares may not be purchased, and any remaining contributions that are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent offering period and any excess contributions that cannot be used to purchase shares on account of certain ESPP limits (see below) shall be refunded to the participant.

No employee shall be granted a right to purchase Common Stock through this program if, (i) immediately after the grant, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, the parent of the Company (as defined in the ESPP) or any subsidiary company, or (ii) under such right, the employee is entitled to purchase stock under the ESPP at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company, its parent or any subsidiary company, exceeds $25,000 in fair market value, determined as of the offering date (or such other limit as may be imposed by the Code) for each calendar year in which any option granted to the employee under any such plans is outstanding at any time.  In addition, the maximum number of shares of the Company’s Common Stock that may be purchased by any employee on a given exercise date shall not exceed 14,000 shares of Common Stock.

Shares of stock will be credited to each participant’s account as soon as reasonably practicable after each exercise date.  A participant may request issuance, at his or her own expense, of a stock certificate (which may contain appropriate legends regarding holding or transfer restrictions, if applicable), or may request that his or her shares be transferred to a broker selected by the participant.  Any dividends or distributions that may be declared on shares credited to a participant’s account will be reinvested in additional shares of Common Stock, unless otherwise provided by the Administrator.  Such additional shares will be purchased on the open market.

Transferability

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way, other than by will, the laws of descent and distribution or to the participant’s designed beneficiary.  During the life of a participant, purchase rights granted to him or her under the ESPP may be exercised only by the participant.  Any attempted assignment, transfer, pledge or disposition will not be given effect, except that the Company may treat such action as an election by the participant to withdraw from an offering period.

A participant may designate a beneficiary to receive cash and shares credited to the participant’s account under the ESPP in the event of his or her death.  If there is no valid beneficiary designation in effect at the time of the participant’s death or if a designated beneficiary cannot be located, a deceased participant’s account will be paid to his or her spouse, or absent a spouse, the executor or administrator of the participant’s estate.

Withdrawal and Termination of Employment

During an offering period, a participant may elect to increase or reduce his or her contributions to 0% or may elect to fully withdraw from the ESPP at any time.  A change in the contribution percentage will be effective with the first full payroll period following ten business days after the Company’s receipt of a new subscription agreement from the participant authorizing the change.  If a participant requests to withdraw from the ESPP, contributions credited to the participant’s account during the current offering period but not yet used to purchase Common Stock will be refunded in full.  Partial withdrawals are not permitted.  After a withdrawal, an employee may not make any further contributions to his or her account for the remainder of the current offering period and may not resume participation for succeeding offering periods until he or she re-enrolls in the ESPP.

Upon termination of a participant’s employment for any reason, the participant will be deemed to have withdrawn from the ESPP and contributions credited to the participant’s account but not yet used to purchase Common Stock will be refunded.

Authorized Shares

The maximum number of shares of Common Stock that may be made available for purchase under the ESPP is 3,000,000 shares, subject to adjustment as described in the ESPP plan document for changes in capitalization of the Company.  The maximum number of shares available under the ESPP will be increased annually on the first day of the Company’s fiscal year beginning in 2015 by the lesser of 3,000,000 shares, or 2% of the outstanding shares on that day, or an amount determined by the Administrator in its discretion taking into consideration, inter alia, the needs of the ESPP and its effects on the Company and its shareholders.  A participant shall have no right to vote or receive dividends or any other rights in shares covered by an ESPP grant unless and until such shares are credited to his or her account following an exercise date, and until such time shall have only the rights of an unsecured creditor with respect to such shares.

If purchase rights under the ESPP terminate or are cancelled for any reason without being exercised, the unissued shares which have been subject to such purchase rights will continue to be reserved for issuance and will be available for the grant of additional purchase rights and for issuance and purchase under the ESPP.

Administration

The ESPP will be administered by the Board or any Committee thereof designated by the Board (the “Administrator”).  The Administrator has the exclusive power to construe, interpret and apply the provisions of the ESPP, to determine eligibility, make relevant factual determinations, adopt, amend and rescind operating rules, adjudicate all disputed claims under the plan, and select account custodians and other service providers.  Any finding of the Administrator will be final and binding on all parties to the full extent permitted by law.

The ordinary costs and expenses of administering the ESPP will be paid by the Company; extraordinary costs of administering a participant’s account may be charged to such participant.

FEDERAL TAX CONSEQUENCES

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.  As such, under the Code, no taxable income (including alternative minimum income tax) would be recognized by the participant with respect to shares of Common Stock purchased under the ESPP either at the time of the grant of purchase rights or upon the exercise of such rights.

If the participant disposes of shares purchased pursuant to the ESPP after expiration of the period that is more than two years from the date of grant of the applicable option and more than one year from the applicable exercise date (the “required holding period”), the participant will recognize ordinary income equal to the lesser of (1) the excess, if any, of the amount realized on the disposition of the shares over the purchase price, and (2) the excess, if any, of the fair market value of the stock on the date of grant of the purchase right over the exercise price of the purchase right.  Any additional gain or loss recognized on the disposition of the purchased shares will be taxed as long-term capital gain or loss.

If the participant disposes of shares of Common Stock purchased pursuant to the ESPP before the expiration of the required holding period, the participant will recognize ordinary income on the excess of the fair market value of the stock on the exercise date over the purchase price.  Any additional gain or loss recognized on the disposition of the shares will be short- or long-term capital gain or loss depending on the length of time the participant held the shares after exercise of the purchase right.  In such case, the Company is entitled to a deduction from income equal to the amount the participant is required to report as ordinary compensation income.

The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex.  Therefore, the foregoing is intended to summarize briefly only certain major federal income tax rules concerning qualified employee stock purchase plans currently in effect. Participants in the ESPP must confirm all tax results with the Internal Revenue Service or their own tax advisers.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is necessary to approve the 2013 Employee Stock Purchase Plan. Abstentions are treated as shares of Common Stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the approval of the 2013 Employee Stock Purchase Plan. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” approval of the 2013 Employee Stock Purchase Plan.

PROPOSAL FIVE

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our Named Executive Officers for 2012.

The compensation paid to our Named Executive Officers, which is described on pages [23-26] of this proxy statement, is overseen by the Board and reflect our Company’s philosophy to pay all of our employees, including our Named Executive Officers, in ways that support the following principles:

•	support, attract and retain the best talent;

•	support a high-performance culture by rewarding excellence and achievement;

•	recognize and retain top-performing talent via differentiated rewards and opportunities;

•	reinforce alignment with our Company’s values (in particular, a focus on excellence);

•	create alignment with our Company’s long-term performance; and

•	provide an opportunity for our executive employees to share in the success we create together.

To help achieve these objectives, we structure our Named Executive Officers’ compensation to reward the achievement of short-term and long-term strategic and operational goals.

Based on the above, we request that stockholders approve the compensation of the Company’s Named Executive Officers as described pursuant to the disclosure rules of the Securities and Exchange Commission pursuant to the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the narrative discussion and compensation table[s] in the executive compensation discussion, is hereby APPROVED.

Vote Required

Approval of Named Executive Officer compensation requires the approval of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

The Board of Directors recommends that stockholders vote “FOR” to approve the compensation paid to the Company’s Named Executive Officers.

PROPOSAL SIX

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in Proposal Three above, the Company’s stockholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program. The advisory vote on executive compensation described in Proposal Three is referred to as a “say-on-pay vote.”

This Proposal Four provides our stockholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual (or other meetings for which The Company must include executive compensation information). Under this Proposal Three, stockholders may vote to have the say-on-pay vote every year, every two years or every three years.

The Company believes that say-on-pay votes should be conducted every year so that stockholders may annually express their views on the Company's executive compensation program and provide us with their direct input on our compensation philosophy, policies and practices, as disclosed in our proxy statement, each year. The Board of Directors’ determination was based upon the premise that the compensation of our executive officers is evaluated, adjusted and approved on an annual basis and that the measures that are used in determining performance-based award achievements are annual measures.

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote. As an advisory vote, the vote on this Proposal is not binding on us. However, the Board of Directors value the opinions of our stockholders, and will consider the outcome of the vote when setting the frequency of the advisory vote on executive compensation.

The Board recommends that stockholders vote on Proposal Six to hold say-on-pay votes EVERY YEAR.

PROPOSAL SEVEN

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors has selected Rosen Seymour Shapss Martin and Company LLP as our independent registered public accountants for the fiscal year ending January 3, 2014 and recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. If the stockholders do not ratify the selection of Rosen Seymour Shapss Martin and Company LLP, the Board may reconsider its selection. Notwithstanding its selection or voting results, the Board, in its discretion, may appoint new independent registered public accountants at any time during the year if the Board believes that such a change would be in the best interests of the Company and its stockholders.

Rosen Seymour Shapss Martin and Company LLP has audited our consolidated financial statements annually since 2007. We expect that representatives of Rosen Seymour Shapss Martin and Company LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Fees for Professional Services Rendered, Accrued for or Billed by Our Independent Registered Public Accountants

 The following table sets forth the aggregate fees billed to us for the years ended September 28, 2012 and September 30, 2011 by our independent auditors for such fiscal years:

	Years Ended
	September 28, 2012	September 30, 2011
Audit Fees	$154,700	$197,100
Audit-Related Fees	136,400	136,600
Tax Fees	73,300	52,800
All Other Fees	–	–
Total	$364,400	$386,500

Audit fees represent amounts billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year. Audit-Related Fees include amounts billed for professional services rendered in connection with our SEC filings.  The Board has considered whether provision of the non-audit services described above is compatible with maintaining the independent auditors’ independence and has determined that such services did not adversely affect their independence.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Rosen Seymour Shapss Martin and Company LLP as our independent registered public accountants for fiscal year ending January 3, 2014.  Abstentions are treated as shares of Common Stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of Rosen Seymour Shapss Martin and Company LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Rosen Seymour Shapss Martin and Company LLP as the Company’s independent registered public accountants for the fiscal year ending January 3, 2014.

EXECUTIVE COMPENSATION

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance. This information is disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

We refer to the executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as the “Named Executive Officers.”

Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each component of compensation that we provide. In addition, we explain how and why the Company arrived at the specific compensation policies and decisions involving our executive team, including the Named Executive Officers, during 2012.

Executive Compensation Philosophy

The compensation of our executive officers, as presented in the summary below, is administered by our Board of Directors. Our overall compensation objective is to compensate our executive officers and other employees in a manner that attracts and retains the caliber of individuals needed to manage and staff our business. Currently, we face challenges in hiring and retaining executive officers due to a number of factors that contribute to a relatively small pool of available executive talent. These challenges are similar to those faced by many high-growth companies in our industry. We believe that this makes recruiting and retaining key executive officers difficult, and our executive compensation program takes into account and seeks to address these challenges, including the following:

•    Executive Background — Typically, we hire experienced managers with specific experience in key functional areas who have operated in our industry. The number of executives with the most desirable experience is relatively low and these executives are more difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more aggressive with our executive compensation packages.

•    Corporate Environment — We are a demanding employer and our fast-moving, challenging culture is not always suited to the executives who comprise the talent pool from which we recruit.

•    Replacement Cost — When determining the compensation for a current executive officer who has been with us for a substantial period of time, the Company takes into consideration what it may cost to hire that executive officer’s replacement. We believe that replacement cost is highly relevant to an executive officer’s compensation because it is what we would have to pay if the executive officer left given the factors described above and it likely approximates the executive officer’s own perceived value in the competitive environment for executive talent.

For our executive officers, including the Named Executive Officers, we will seek to align our executive compensation program with the interests of our stockholders by tying a significant portion of our executive officers’ total compensation to the performance of our Common Stock.  Our objective is to implement strategies for delivering compensation that are competitive with the overall industry, provide sufficient emphasis on “pay-for-performance” and are appropriately aligned with the Company’s financial goals and long-term stockholder returns.

Employment Arrangements

John P. Messina

Mr. John P. Messina did not have an employment contract in 2012.  For 2012, Mr. Messina received annual compensation of $140,000. Mr. Messina also received health benefits, a monthly membership for a health and fitness facility as well as a complete annual physical. We entered into an employment contract with Mr. Messina in September 23, 2013. The employment agreement provides for a term of employment of one year with automatic one year renewals. During the term of the agreement, Mr. Messina will receive an annual salary of $140,000, which the Company may increase at its discretion and he will be eligible to receive a discretionary bonus, based on his performance if and when determined by our Board of Directors.  Mr. Messina also receives health benefits, a monthly membership for a health and fitness facility as well as a complete annual physical.  In addition, the amount of severance compensation that would be payable to Mr. Messina in the event of the termination of his employment without cause would be equal to one year’s salary.

Mark S. Levine, Chief Operating Officer

We entered into an employment agreement with Mark Levine, Accountabilities Inc.’s Chief Operating Officer, in January 2007, which provided for an annual base salary of $230,000 per annum and entitles Mr. Levine to an annual bonus of $25,000 or 2% of Accountabilities Inc.’s earnings before interest, taxes and amortization, whichever is greater.  In addition, in April 2007, we issued 500,000 shares of restricted stock to Mr. Levine.  In Fiscal Year 2012 these restricted shares became fully vested.  On May 21, 2012, Mr. Levine was named Chief Operating Officer of the Company and his salary was increased to $300,000, which the Company may further increase at its discretion and he may be eligible to receive a discretionary bonus, based on his performance if and when determined by the Company’s President, Chief Executive Officer and the Board.  During his tenure, Mr. Levine will be entitled to participate in such plans and programs as the Company may adopt from time to time in accordance with the terms of those plans and programs.  The agreement with Mr. Levine has an indefinite term, unless terminated by either party, and provides that Mr. Levine is entitled to three months’ severance pay, payable over a three month period if he is terminated without cause.  If Mr. Levine terminates the agreement, he shall not be entitled to any severance pay.  As of September 28, 2012, the amount of severance compensation that would be payable to Mr. Levine in the event of a termination without cause would be $75,000.

Frank Vaccaro, President of Sales

On January 31, 2011, we entered into an employment agreement with Frank Vaccaro, our President of Sales. The employment agreement provides for an initial term of employment of five years, with an additional renewal period of three years unless either the Company or Mr. Vaccaro deliver prior written notice to the other at least 60 days in advance of completion of the initial five-year term. During the first year of employment, Mr. Vaccaro will receive an annual salary of approximately $1,125,000, and during the remaining period of employment, Mr. Vaccaro will receive an annual salary of $750,000.    Mr. Vaccaro’s employment agreement provides that for each year that he remains employed through the end of the Fiscal Year he will receive a bonus equal to 0.1% of the amount that (i) the aggregate amount of revenue received by the Company’s subsidiaries (other than any newly acquired businesses during the fiscal year of acquisition, if acquired after January 31, 2011) during the applicable fiscal year exceeds the aggregate amount of revenues received by such subsidiaries during the immediately preceding Fiscal Year, and (ii) with respect to any newly acquired businesses during the fiscal year of acquisition, acquired after January 31, 2011, the revenue generated by such business after the date of acquisition in the amount that it exceeds a pro-rated amount of such new business’ revenue in the twelve-month period prior to the acquisition by the Company.

 Mr. Vaccaro’s employment agreement also provided that he will receive an initial grant of 750,000 shares of Common Stock prior to March 2, 2011, annual reimbursement for a $5,000,000 personal life insurance policy, a car allowance of $2,500 per month and four weeks paid vacation per year.

Mr. Vaccaro’s employment agreement provides that it will be terminated by his death and may be terminated by the Company upon his disability or for “cause.” Upon termination of Mr. Vaccaro’s employment or upon his disability or if the termination of his employment is deemed “without cause” (as defined in his employment agreement), Mr. Vaccaro will be entitled to receive, (i) his salary for the remainder of the initial year if the termination occurs within the first year of Mr. Vaccaro’s employment, and (ii) $750,000 if the termination occurs after the first year of his employment, in each case payable over a twelve-month period, less applicable taxes and withholding. The Company will also pay to or on behalf of Mr. Vaccaro during such 12 month period the premium cost for COBRA continuation of family medical insurance coverage, the premium for his life insurance policy and the car allowance.

Summary Compensation Table

The following table sets forth a summary of the total compensation awarded to, earned by or paid during the fiscal years ended September 28, 2012 and September 30, 2011 to our Chief Executive Officer, and our two next most highly compensated executive officers, whom we sometimes refer to herein as the “Named Officers.”

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
John P. Messina Chief Executive Officer, President and Chairman	2012	140,000	(1)	-	-	-	-	-	-	140,000
	2011	-		-	-	-	-	-	-	-

Frank Vaccaro President of Sales	2012	854,000			-	-	-	-	99,000	953,000
	2011	1,093,330		-	477,750	-	-	-	93,439	1,664,519

Mark S. Levine Chief Operating Officer	2012	277,000		25,000	138,000	-	-	-	30,000	470,000
	2011	197,000		5,000	-	-	-	-	29,000	231,000

(1) Beginning on January 1, 2012 Mr. Messina began receiving compensation from the Company in addition to his salary from TSE.

(2) Represents automobile lease payments and health, life and disability insurance premiums paid by the Company.

Narrative Disclosure Regarding Summary Compensation Table

President, Chairman and Chief Executive Officer.  For 2012, John P. Messina received annual compensation of $140,000. Mr. Messina also received health benefits, a monthly membership for a health and fitness facility as well as a complete annual physical. In addition, Mr. Messina is also compensated by TSE.  Prior to December 31, 2012, Mr. Messina received, pursuant to TSE’s standard commission policies, commission based payments from TSE equal to 0.15% of the gross payroll portion of the costs Accountabilities Inc, paid to TS Employment Inc. and TSE-PEO Inc. Mr. Messina also received commission based payments from TSE equal to 0.33% of the gross payroll portion of the costs Insurance Overload paid to TS Employment Inc. and TSE-PEO Inc. We do not have any policies or procedures in place that address potential conflicts of interest arising from Mr. Messina’s employment with TSE and his management responsibilities with us.

President of Sales. For 2012, Mr. Frank Vaccaro received annual compensation of $1,093,330.  For 2011, Mr. Vaccaro received annual compensation of $854,000.  According to his employment agreement, Mr. Vaccaro receives a car allowance of $2,500 per month and four weeks paid vacation per year. We also undertook to pay the costs of a $5,000,000 personal life insurance policy for Mr. Vaccaro.  In 2011, Mr. Vaccaro received an initial grant of 750,000 shares of Common Stock.

Chief Operating Officer. For 2012, Mark S. Levine received annual compensation of $277,000 as well as a year-end cash bonus of $25,000. In addition, Mr. Levine was issued 300,000 restricted shares of our Common Stock. For 2011, Mr. Levine received annual compensation of $197,000 as well as a year-end cash bonus of $5,000.   Mr. Levine is eligible to participate in our benefit plans that are generally provided for all employees.

Stock-Based Compensation

In September 2007, our Board adopted the Equity Incentive Plan of Accountabilities Inc., which provided for the grant of stock options, stock appreciation rights and restricted stock awards to employees, directors and other persons in a position to contribute to the growth and success of the Company. A total of 2,000,000 shares of Common Stock were authorized for issuance under the Plan, and as of September 28, 2012 grants with respect to 1,488,000 shares had been made.  During April 2007, 585,000 shares of restricted Common Stock were granted to certain employees prior to the adoption of this plan as restricted stock awards. Restricted stock award vesting is determined on an individual grant basis. Of the shares granted, 500,000 vested over five years and 85,000 vested over three years. Effective October 22, 2009, our Board terminated the plan.  However, any unvested stock grants outstanding at the time of the plan’s termination continued to vest in accordance with the terms of the Plan.  As of September 28, 2012, there were no options that remained unvested under this plan.

During the year ended September 28, 2012, the Company granted 300,000 restricted shares of the Company’s Common Stock to Mark Levine, the Company’s Chief Operating Officer, pursuant to his employment agreement.

In the year ended September 30, 2011, the Company issued 750,000 restricted shares of its Common Stock and 555,000 restricted stock units in connection with the hire of two executive officers, 60,000 restricted shares were issued to two other employees of the Company and 62,500 shares were issued to an employee in connection with the acquisition of Integrated Consulting Group, Inc. For the fiscal year ended September 28, 2012 compensation expense relating to restricted stock awards was $275,000, including the accelerated vesting of 185,000 restricted units and $37,000 of stock compensation expense related to an agreement with a former officer of the Company. As of September 28, 2012, there was $14,000 of total unrecognized compensation cost. That cost is expected to be recognized as an expense over the remaining period of less than three years. The total fair value on the vesting date of the shares that vested during the year ended September 28, 2012 was $317,000. For the year ended September 30, 2011, compensation expense relating to restricted stock awards was $747,000.

AUDIT COMMITTEE REPORT

In 2012, our Board of Directors, acting as the Audit Committee of the Company was responsible for providing an independent, objective review of the Company’s accounting functions and internal controls. During the fiscal year ended September 28, 2012, our Board of Directors was comprised of Messrs. John Messina, James Altucher, Joseph Cassera, Robert Cassera, James Foley and Dr. Anthony John Polemeni (who resigned in July 2013). The Board of Directors acted four times by unanimous written consent during 2012 and held conference call meetings to discuss the subject of many of such consents.

In connection with the Company’s audited financial statements for the fiscal year ended September 28, 2012, the Board of Directors, acting as the Audit Committee, (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, and (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm

The Board of Directors, acting as the Audit Committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditor’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2012 for filing with the Securities and Exchange Commission.

John Messina, Chairman James Altucher Joseph Cassera Robert Cassera James Foley

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Based on our review of the copies of such forms that we have received, we believe that all of our executive officers, directors and persons owning more than ten percent of our common shares complied with all filing requirements applicable to them with respect to events or transactions during our 2012 fiscal year, except that Frank Vaccaro, Robert Cassera, James Altucher, Michael Golde, Gina Russo and James Foley did not file a Form 3 as required and Frank Vaccaro, Robert Cassera, James Altucher, John Messina, and Mark Levine did not file Forms 4 as required. All of such individuals have subsequently made their necessary filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We entered into a Master Service Agreement with each of TS Employment Inc. and TSE-PEO Inc. on August 27, 2010 which agreements provide for the provision of professional employer services for Accountabilities Inc., Corporate Resource Development Inc., Insurance Overload Services Inc. and other subsidiaries of our Company that may be identified from time to time. TS Employment Inc. and TSE-PEO Inc. are affiliates of TSE, which is wholly-owned by Robert Cassera, a director of the Company. Additionally, TSE is the beneficial owner of approximately 91.3% of our outstanding common stock as of the date hereof. The professional employer services rendered include providing payroll services, benefits and workers’ compensation insurance coverage. These arrangements allow us to mitigate certain insurance risks and obtain employee benefits at more advantageous rates. The aggregate amount of costs charged by TSE-PEO Inc. and TS Employment Inc. under the Master Services Agreements, and TSE-PEO Inc. under the Client Service Agreement during the fiscal years ended September 28, 2012 and September 30, 2011 were $581.2 million and $292.1 million, respectively, inclusive of payroll, withholding taxes and workers’ compensation costs. TS Employment Inc. and TSE-PEO Inc. charge us the current market rate that each such entity charges its other customers.

  Prior to December 31, 2012, Mr. Messina  was also compensated by TSE. He received pursuant to TSE’s standard commission policies commission based payments equal to 0.15% of the gross payroll portion of the costs Accountabilities Inc. paid to TS Employment Inc. and TSE-PEO Inc. Mr. Messina also received commission based payments from TSE equal to 0.33% of the gross payroll portion of the costs Insurance Overload Services Inc. paid to TS Employment Inc. and TSE-PEO Inc.  The aggregate amount of such payments were $26,233 and $59,075 in the years ended September 28, 2012 and September 30, 2011, respectively. We have been informed that as of December 31, 2012, Mr. Messina ceased to receive any commission-based payments from TSE relating to our Company and its subsidiaries. We do not have any policies or procedures in place that address potential conflicts of interest arising from Mr. Messina’s employment with TSE and his management responsibilities with us.

On January 31, 2011, we consummated the Agreement and Plan of Merger among us, Diamond Staffing Services, Inc., Tri-Diamond Staffing, Inc., the former sole owner of all of the outstanding shares of TS Staffing Corp. the predecessor of TS Staffing Services, Inc. and Diamond Staffing Services, Inc, a wholly-owned subsidiary of Tri-Diamond Staffing, Inc. Pursuant to the agreement, Tri-Diamond Staffing, Inc. was merged into Diamond Staffing Services, Inc., with Diamond Staffing Services, Inc. continuing on as the surviving entity.  The $25 million purchase price, which was based on the valuation of a third-party valuation firm, was paid by the issuance of 29,411,765 unregistered shares of our Common Stock to TS Staffing Services, Inc.  At the time of the transaction, TS Staffing Services, Inc. was wholly-owned by Mr. Robert Cassera.  The shares of Common Stock were subsequently transferred into the name of Mr. Cassera, who is the beneficial owner of approximately 91.1% of the outstanding shares of our Common Stock.

On November 21, 2011, we acquired TS Staffing Services, Inc., a Texas corporation, from Robert Cassera, its sole shareholder.. Pursuant to the terms of the agreement, we acquired all of the issued and outstanding shares of common stock of TS Staffing Services, Inc.  in exchange for 34,839,159 shares of our Common Stock valued at $30 million, the agreed upon value of the business operations of TS Staffing Services, Inc. as of November 21, 2011. The shares were issued to Mr. Cassera.  Such valuation was determined by an independent appraisal firm and approved by an independent member of the Board.  After the acquisition, TS Staffing Services, Inc became a wholly-owned subsidiary of our Company.

On August 27, 2010 and January 31, 2011, we acquired Tri-Overload Staffing, Inc. and Tri-Diamond from TS Staffing Corp. for 8,589,637 and 29,411,765 shares of our Common Stock, respectively.  When we acquired TS Staffing Services, Inc.  on November 21, 2011, 38,001,402 of our shares were issued to TS Staffing Services, Inc.’s owner, Mr. Robert Cassera, and the same number of shares held by TS Staffing Services, Inc. prior to the acquisition were cancelled upon acquisition so that the shares were separated from the assets we acquired with TS Staffing Services, Inc. and remained with Mr. Cassera.
.
On May 7, 2013, our wholly owned subsidiary, CRS Group, Inc.  signed an agreement to purchase certain assets and assume certain liabilities of the Summit Software division of Tri-Tel Communications, Inc., a related party that is owned by Mr. Robert Cassera, our controlling shareholder.  Pursuant to the terms of the agreement, we acquired certain assets and assumed certain liabilities in exchange for 21,000,000 shares of our Common Stock, valued at $0.65 per share or $13.75 million, the agreed upon value of the acquired business operations.

Mr. Robert Cassera owns all of the outstanding stock of TSE, TS Employment Inc., TSE-PEO Inc. and Tri-Tel Communications, Inc., among others (collectively the Tri-State Companies).  The Tri-State Companies, together with their affiliated persons (including Robert Cassera), beneficial owned approximately 90.1% of the outstanding shares of our Common Stock as of September 28, 2012.

The following table provides data with respect to the largest aggregate balances, year ending balances, net proceeds paid and interest paid under our related party loans (amounts in thousands except for interest rates):

	Fiscal Year Ended September 28, 2012					Fiscal Year Ended September 30, 2011
Related Party Liabilities	Largest Aggregate Balance		Ending Balance	Net Proceeds (Principal Paid)	Interest Paid	Largest Aggregate Balance	Ending Balance	Net Proceeds (Principal Paid)	Interest Paid	Interest Rate
Accrued wages and related party obligations – due to related party	$	$ 15,168	$15,168	$6,213	$–	$$11,731	$8,955	$5,615	$–	–
Current portion of related party long-term debt		858	758	(100)	–	1,009	858	(151)	–	–
Due to related party		–	–	–	–	11,442	11,442	6,346	–	–
Loan payable – related party		13,231	7,711	9.789	925	–	–	–	–	12% per annum

Mr. Robert Cassera has guaranteed our obligations to Wells Fargo Capital Finance, an operating division of Wells Fargo Bank, N. A. under an accounts receivable purchase agreement.  As of September 28, 2012 and July 5, 2013, we owed Wells Fargo $60,093,000 and $71,895,000, respectively, under such agreement.

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ADDITIONAL INFORMATION

The 2012 Annual Report contains our fiscal year 2012 Form 10-K filed with the SEC, including financial statements, but excluding exhibits. The Company will furnish to any shareholder, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2012, as filed with the SEC, upon written request to Corporate Resource Services, Inc., 160 Broadway, 13th Floor, New York, New York 10038, Attention: Gina L. Russo, Esq., Secretary.

By Order of the Board of Directors,

Gina L. Russo
Secretary
Dated: October 4, 2013

ANNEX A

~~THIRD~~FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
CORPORATE RESOURCE SERVICES, INC.

Pursuant to the provisions of the Delaware General Corporation Law, the undersigned corporation certifies the following:

1. The name of the corporation is Corporate Resource Services, Inc. (the “Corporation”).

2. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on December 15, 2009, which was amended and restated and filed with the Secretary of State of Delaware on February 23, 2010 ~~and,~~ again amended and restated and filed with the Secretary of State of Delaware on December 29, 2011 and again amended and restated and filed with the Secretary of State of Delaware on September 3, 2013 (the “Certificate”).

3. In accordance with Section 141(f), Section 228, Section 242 and Section 245, of the Delaware General Corporation Law and the Corporation’s Amended and Restated Bylaws, the below ~~Third~~Fourth Amended and Restated Certificate of Incorporation was duly adopted and approved by the Corporation’s board of directors (the “Board”), and by a the holders of a majority of each class of the Corporation’s capital stock entitled to vote thereon, by a joint written consent of the Board and stockholders in lieu of a meeting effective as of August 25, 2013.

4. The Certificate is hereby amended and restated in its entirety to read as follows:

~~THIRD~~FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CORPORATE RESOURCE SERVICES, INC.

ARTICLE I.

The name of the corporation is: CORPORATE RESOURCE SERVICES, INC. (the “Corporation”).

ARTICLE II.

The purpose for which the Corporation is organized is the transaction of any or all lawful acts and activities for which corporations may be incorporated under the General Corporation Law of the State of Delaware.

ARTICLE III.

The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904. The registered agent in charge thereof is National Registered Agents, Inc.

ARTICLE IV.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is ~~190,000,000~~230,000,000 shares of which 5,000,000 shares shall be Preferred Stock, par value $.0001 per share, and ~~185,000,000~~225,000,000 shares shall be Common Stock, par value $.0001 per share. The voting power, designations, preferences and relative participating option or other special qualifications, limitations or restrictions are set forth hereinafter:

1. Preferred Stock

(a)           The Preferred Stock may be issued in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects except as otherwise provided in subarticle 1(b) of this Article IV.

(b)           Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issuance of shares of any series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the law of the State of Delaware in respect of the matters set forth in the following clauses (i) to (viii) inclusive;

(i)           the number of shares to constitute such series, and the distinctive designations thereof;

(ii)          the voting powers, full or limited, if any, of such series;

(iii)         the rate of dividends payable on shares of such series, the conditions on which and the times when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class, classes or series of stock, whether cumulative or non-cumulative and, if cumulative, the date from which dividends on shares of such series shall be cumulative;

(iv)        the redemption price or prices, if any, and the terms and conditions on which shares of such series shall be redeemable;

(v)         the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application;

(vi)        the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

(vii)       the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange; and

(viii)      any other preferences and relative, participating, optional or other special rights of shares of such series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject.

(c)           The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the votes of all classes of voting securities of the Corporation without a class vote of the Preferred Stock, or any series thereof, except as otherwise provided in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

2.           Common Stock

(a)           After the requirements with respect to preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph 1 of this Article IV), if any, shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of same as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph 1 of this Article IV), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph I of this Article IV, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

(b)           After distribution in full of the preferential amount (fixed in accordance with the Provisions of Paragraph I of this Article IV), if any, to be distributed to the holders of Preferred Stock in the event of the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of Common Stock shall, subject to the rights, if any, of the holders of Preferred Stock to participate therein (fixed in accordance with the provisions of Paragraph l of this Article IV) be entitled to receive all the remaining assets of the Corporation, tangible and intangible; of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

(c)           Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph 1 of this Article IV, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by hint on all matters voted upon by the stockholders.

3.           Other Provisions Related To Shares Of Stock:

(a)           No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

(b)           The powers and rights of Common Stock shall be subordinated to the powers, preferences and rights of the holders of Preferred Stock. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph I of this Article IV and the consent, by class or series, vote or otherwise, of the holders of such of the series as are from time to time outstanding Preferred Stock as for the issuance by the Board shall not be required Directors of any other series of rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Paragraph 1 of this Article IV that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

(c)            Subject to the provisions of subparagraph (b) of this Paragraph 3 of this Article IV, shares of any series of Preferred Stock may be authorized or issued from time to time as the Board of Directors in its sole discretion shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors in its sole discretion.

(d)           Shares of Common Stock may be issued from time to time as the Board of Directors in its sole discretion shall determine and on such terms and for such consideration as shall be fixed by the board of Directors in its sole discretion.

(e)           The authorized number of shares of Common Stock and of Preferred Stock may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the corporation entitled to vote thereon.

ARTICLE V.

The Corporation is to have perpetual existence.

ARTICLE VI.

To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Article VI by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment.

ARTICLE VII.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another Corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and expenses (including attorneys’ fees and court costs) actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article VII. The right to indemnification under this Article VII shall be a contractual right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise. The Corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the board of directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this Article VII by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

ARTICLE VIII.

No contract or other transaction between the Corporation and any other corporation and no other acts of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the Corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that such person individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors during which any such contract or transaction shall be authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not such a director or officer of such other corporation or riot so interested. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that such person is also a director or officer of such subsidiary or affiliated corporation.

Any contract, transaction or act of the Corporation or of the directors that shall be ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting of the stockholders of the Corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act. Subject to any express agreement that may from time to time be in effect, any stockholder, director or officer of the Corporation may carry on and conduct in such person’s own right and for such person’s own personal account, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business that competes with the business of the Corporation and shall be free in all such capacities to make investments in any kind of property in which the Corporation may make investments.

ARTICLE IX.

Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law.

ARTICLE X.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution of or any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or an arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE XI.

The power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

[The rest of this page is left intentionally blank; signature page to follow]

IN WITNESS WHEREOF, this ~~Third~~Fourth Amended and Restated Certificate of Incorporation has been executed on behalf of the Corporation by its Chief Executive Officer, President and Chairman on this ____ day of ____________, 2013.

/s/ John P. Messina
John P. Messina Chief Executive Officer, President and Chairman

ANNEX B

CORPORATE RESOURCE SERVICES, INC.

2013 EQUITY INCENTIVE PLAN

The following constitute the provisions of the 2013 Equity Incentive Plan of Corporate Resource Services, Inc. as adopted by the Board on September 19, 2013 (the “Adoption Date”).

ARTICLE 1

GENERAL PURPOSE OF PLAN; DEFINITIONS.

1.1. Purpose.  The purposes of this 2013 Equity Incentive Plan are (a) to enable Corporate Resource Services, Inc. and its subsidiaries (the “Company”) to attract and retain highly qualified personnel who will contribute to the success of the Company and (b) to provide incentives to participants in this 2013 Equity Incentive Plan that are linked directly to increases in shareholder value which will therefore inure to the benefit of all shareholders of the Company.

1.2. Definitions.  For purposes of this Equity Incentive Plan, except as otherwise defined, capitalized terms shall have the meanings assigned to them in this Section 1.2.

(a) "Administrator" means the Board or, if and to the extent the Board elects to delegate the administration of the Plan or does not administer the Plan, the Committee.

(b) "Affiliate" means any entity or person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another entity, where " control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

(c) “Award" means any award under the Plan.

(d) "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(e) "Board" means the Board or Directors of the Company.

(f) "Change of Control" shall have the meaning assigned to such term in Section 14.2.

(g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(h) "Committee" means compensation or any other Board committee the Board may appoint to administer the Plan.  To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m)(4)(C) of the Code and Rule 16b-3 under the Exchange Act.  If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

(i) "Common Stock" means the common stock, par value $.0001 per share, of the Company.

(j) "Eligible Participant" means a common law employee, an officer, director, consultant, contractor or advisor of the Company or of any Parent, Subsidiary or Affiliate of the Company.

(k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(l) "Exercise Price" means the per share price at which a holder of an Award may purchase the Shares issuable upon exercise of such Award, or in the case of a Stock Appreciation Right, the base price used for determining, upon exercise of such Stock Appreciation Right, the amount by which the Fair Market Value on the date when such right is exercised exceeds such base price.

(m) ''Fair Market Value" as of a particular date shall mean the market value of a share of Common Stock as determined by the Administrator; provided, however, that Fair Market Value shall mean (i) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of the Common Stock on the Composite Tape, as published in The Wall Street Journal, of the principal national securities exchange on which the Common Stock is so listed or admitted to trade, on such date, or if there is no trading of the Common Stock on such date, then the closing price of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; or (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange, the value established in good faith by the Administrator determined by the reasonable application of a reasonable valuation method in accordance with Treas. Regulation §1.409A-1(b)(5)(iv)(B).

(n) "Incentive Stock Option" means any Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

(o) "Incumbent Board" means (i) the members of the Board of the Company on the Adoption Date, to the extent that they continue to serve as members of the Board, and (ii) any individual who becomes a member of the Board after the Adoption Date, if such individual's election or nomination for election as a director was approved by a vote of at least three-quarters of the then Incumbent Board.

(p) “Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option, including, but not limited to, any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(q) "Option” means an option to purchase Shares granted pursuant to Article 5.

(r) “Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(s) “Participant" means any Eligible Participant selected by the Administrator, pursuant to the Administrator's authority, to receive grants of Options, Stock Appreciation Rights, awards of Restricted Stock, Performance Grants, other types of awards, or any combination of the foregoing.

(t) “Performance Grant” shall have the meaning assigned to the term in Article 8.

(u) “Plan” means the Corporate Resource Services, Inc. 2013 Equity Incentive Plan as set forth herein and amended from time to time.

(v) “Qualified Performance Grant” means a Performance Grant or portion of a Performance Grant that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m)(4)(C) of the Code.  The Administrator shall designate any Qualified Performance Grant as such at the time of grant.

(w) "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Article 7.

(x) "Restricted Period" means the period of time Restricted Stock remains subject to restrictions imposed on the Award of such Restricted Stock.

(y) "Securities Act" means the Securities Act of 1933, as amended from time to time.

(z) "Shares" means shares of Common Stock reserved for issuance under or issued pursuant to the Plan, as adjusted pursuant to Article 4.5, and any successor security.

(aa) "Stock Appreciation Right" means the right pursuant to an Award granted under Article 6 to receive an amount equal to the excess, if any, of (i) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof over (ii) the aggregate Exercise Price of such right or such portion thereof as established by the Administrator at the time of the grant of such Award (or such other Exercise Price thereafter established by the Administrator with the consent of the Participant granted such Award where required by the Plan), provided that such Exercise Price may not be less than 100% of the per share Fair Market Value of the Shares covered by such Award of Stock Appreciation Right on the date of such Award.

(bb) "Stock Bonus" means an Award granted pursuant to Article 9.

(cc) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(dd) "Ten Percent Shareholder" shall have the meaning assigned to it in Section 5.3.

(ee) “Termination" or "Terminated" means, for purposes of the Plan with respect to a Participant, that such Participant has for any reason ceased to provide services as an employee, officer, director, consultant, contractor or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company.  A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Administrator, provided, that such leave is for a period of not more than 90 days, unless reemployment or reinstatement upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees and other participants in writing.  In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of any Award previously granted to such Participant while such Participant is on leave from the Company or any Parent, Subsidiary or Affiliate of the Company as the Administrator may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Award Agreement with respect to such Option. The Administrator will have sole discretion to determine whether a Participant has ceased to provide services and the applicable Termination Date.

(ff) “Termination Date” means the effective date of Termination, as determined by the Administrator.

ARTICLE 2

ADMINISTRATION.

2.1. Administration in Accordance with the Code and Exchange Act.  The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable for Awards under the Plan to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3 under the Exchange Act ("Rule 16b-3"), by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and whose members shall each serve at the pleasure of the Board.

2.2. Administrator's Powers.  Subject to the general purposes, terms and conditions of this Plan, the Administrator will have full power to implement and carry out this Plan.  The Administrator will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of; or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j) to make any adjustments necessary or desirable as a result of the granting of an Award to an Eligible Participant located outside the United States;

(k) determine whether an Award has been earned; and

(l) make all other determinations necessary or advisable for the administration of the Plan.

2.3. Administrator's Discretion Final.  Any determination made by the Administrator with respect to any Award will be made in its sole discretion and such determination will be final and binding on the Company and on all persons having an interest in any Award under the Plan.

2.4. Administrator's Method of Acting; Liability.  The Administrator may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Administrator with respect to Awards made or to be made to Eligible Participants.  No member of the Administrator and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Administrator or by any officer of the Company in connection with the performance of duties under the Plan, except for such member's or officer's own willful misconduct or as expressly provided by law.

ARTICLE 3

PARTICIPATION.

3.1. Affiliates.  If a Parent, Subsidiary or Affiliate of the Company wishes to participate in the Plan and its participation shall have been approved by the Board, the board of directors or other governing body of such Parent, Subsidiary or Affiliate of the Company, as the case may be, shall adopt a resolution in form and substance satisfactory to the Administrator authorizing participation by the Parent, Subsidiary or Affiliate in the Plan.  A Parent, Subsidiary or Affiliate of the Company participating in the Plan may cease to be a participating company at any time by action of the Board or by action of the board of directors or other governing body of such Parent, Subsidiary or Affiliate, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Parent, Subsidiary or Affiliate's board of directors or other governing body taking such action.  If the participation in the Plan of a Parent, Subsidiary or Affiliate of the Company shall terminate, such termination shall not relieve such Parent, Subsidiary or Affiliate of any obligations theretofore incurred by the Parent, Subsidiary or Affiliate, except as may be approved by the Administrator.

3.2. Participants.  Incentive Stock Options shall be granted only to employees of the Company, the Parent or any Subsidiary.  Options and Stock Appreciation Rights shall be granted only to Eligible Participants with respect to whom Shares constitute “service recipient stock,” as defined in Treas. Regulation §1.409A-1(b)(5)(iii).  All other Awards may be granted to any Eligible Participant; provided that Eligible Participants who are consultants, contractors and advisors render bona fide services to the Company, the Parent, Subsidiary or Affiliate of the Company other than in connection with the issuance and sale of securities in a capital-raising transaction.  An Eligible Participant may be granted more than one Award under the Plan.

ARTICLE 4

AWARDS UNDER THE PLAN.

4.1. Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof:

(a) Options;

(b) Stock Appreciation Rights;

(c) Restricted Stock;

(d) Performance Grants;

(e) Stock Bonuses; and

(f) any other type of Award that is based on, related to or is in some form of Shares and deemed by the Administrator to be consistent with the purposes of the Plan (including but not limited to, Awards of phantom stock and Awards to Participants who are foreign nationals or are employed or performing services outside the United States), which shall be in the form and have such conditions as the Administrator shall determine from time to time.

4.2. Number of Shares Available Under the Plan.  Subject to Section 4.5, the total number of Shares reserved and available for grant and issuance pursuant to the Plan will be 5,000,000, all of which may be issued as Incentive Stock Options.  Shares that are

(a) subject to issuance upon exercise of an Option but that cease to be subject to such Option for any reason other than exercise of such Option,

(b) granted under an Award, but forfeited or repurchased by the Company, and

(c) granted under an Award that otherwise terminates without such Shares being issued,

shall not be deemed to have been issued and will continue to be reserved for issuance and will be available for the grant of additional Awards under the Plan

Shares may consist, in whole or in part, of authorized and unissued shares.

The number of Shares which are transferred to the Company by a Participant to pay the exercise or purchase price of an Award will be subtracted from the number of Shares issued with respect to such Award for the purpose of counting Shares used under the Plan.  Shares withheld to pay withholding taxes in connection with the exercise or repayment of an Award will not be counted as used under the Plan.  In addition, shares covered by an Award granted under the Plan which is settled in cash will not be counted as used under the Plan.

4.3. Maximum Annual Award.  No Participant may receive Awards (including performance-based Awards other than Qualified Performance Grants) in the aggregate in any one fiscal year, subject to adjustment as provided in Section 4.5, representing more than:  (i) 3,000,000 Shares underlying Options, all of which may be issued as Incentive Stock Options; and (ii) 2,000,000 Shares underlying Stock Appreciation Rights, Restricted Stock, Performance Grants, Stock Bonuses and all other stock-based Awards.  Notwithstanding the above, the maximum number of Shares that may be granted to a Participant for any one performance period (as specified in the applicable Award Agreement) underlying any Qualified Performance Grant is 1,000,000 Shares, subject to adjustment as provided in Section 4.5.

4.4. Reservation of Shares.  At all times, the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under the Plan and all other outstanding but unexercised Awards granted under the Plan.

4.5. Adjustment in Number of Shares Available Under the Plan.  In the event that the number of outstanding shares of Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the number of Shares that may be granted pursuant to the Plan, and (c) the Exercise Prices of and number of Shares subject to outstanding Options and other Awards will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable laws; provided, however, that, upon occurrence of such an event, fractions of a Share will not be issued upon exercise of an Award but will, upon such exercise, either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share on the effective date of such an event or will be rounded up to the nearest whole Share, as determined by the Administrator.  The Administrator shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

4.6. Rights with Respect to Common Shares and Other Securities.

(a) Unless otherwise determined by the Administrator in an Award Agreement, a Participant to whom an Award of Restricted Stock has been made (and any person succeeding to such Participant's rights with respect to such Award pursuant to the Plan) shall have, prior to the expiration of the applicable Restricted Period or the earlier repurchase of such Shares as may be provided in the Plan or Award Agreement with respect to such Award of Restricted Stock, ownership of such Shares, including the right to vote such Shares and to receive dividends or other distributions made or paid with respect to such Shares.  Such dividends payable in stock and any new, additional or different shares, or other securities or property of the Company, or other forms of consideration which the Participant may be entitled to receive with respect to such Shares as a result of an event described in Section 4.5, shall be subject to the same restrictions as the Restricted Stock to which such dividends or other distributions relate.

(b) Unless otherwise determined by the Administrator in an Award Agreement, a Participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award, other than an Award of Restricted Stock, has been made (and any person succeeding to such Participant's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such Shares or other instrument of ownership, if any, is issued to such Participant.  Except as provided in Section 4.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

ARTICLE 5

STOCK OPTIONS.

5.1. Grant: Form of Option Award Agreement.  The Administrator may grant one or more Options to an Eligible Participant and will determine and set forth in an Award Agreement the following terms, which need not be the same for each Participant or Option:  (a) whether each such Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option, (b) the number of Shares subject to each such Option, (c) the Exercise Price of each such Option, (d) the period during which each such Option may be exercised, (e) the method of exercise of such Option, (f) the form of consideration to be paid in satisfaction of the Exercise Price, (g) any period of continuous employment or service to the Company of the Participant that is necessary before such Options shall become exercisable, and (h) all other terms and conditions of each such Option, subject to the terms and conditions of the Plan.

5.2. Date of Grant.  The date of grant of an Option will be the date on which the Administrator makes the determination to grant such Option, unless otherwise specified by the Administrator.  Such date shall be stated in the Award Agreement.

5.3. Exercise Period.  Each Option shall be exercisable within the times or upon the occurrence of one or more events and/or conditions determined by the Administrator and set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided, further, however, that no Incentive Stock Option granted to a person who directly or by attribution owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (each, a “Ten Percent Shareholder") will be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.  The Administrator also may provide for an Option to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Administrator determines.

5.4. Exercise Price.  The Exercise Price of an Option will he determined by the Administrator when the Option is granted and may be not less than 100% of the per share Fair Market Value of the Shares subject to such Option on the date of grant of such Option; provided, however, that the Exercise Price of any Incentive Stock Option granted to a Ten Percent Shareholder will not be less than 110% of the per share Fair Market Value of such Shares on the date of such grant.  Payment for the Shares purchased shall be made in accordance with Article 10 of the Plan.

5.5. Limitations on Incentive Stock Options.  The aggregate Fair Market Value (as determined as of the date of grant) of Shares with respect to which Incentive Stock Option(s) are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company, and any Parent, Subsidiary and Affiliate of the Company) will not exceed $100,000.  If the Fair Market Value of Shares on the date of grant with respect to which Incentive Stock Option(s) are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Option(s) for the first $100,000 worth of Shares to become exercisable in such calendar year will be deemed Incentive Stock Option(s) and the Option(s) that become exercisable in such calendar year for the number of Shares which have a Fair Market Value in excess of $100,000 will be deemed to be Non-Qualified Stock Option(s).  In the event that the Code or the regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, such different limit will be automatically incorporated herein and will apply to any such Options granted after the effective date of such amendment.

5.6. Modification, Extension or Renewal.  The Administrator may modify, extend or renew any outstanding Option and authorize the grant of one or more new Options in substitution thereof, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted.  Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) and other applicable provisions of the Code.   The Administrator may reduce the Exercise Price of any outstanding Option of a Participant without the consent of the Participant affected by delivering a written notice to the Participant; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 for Options granted on the date the action is taken to reduce such Exercise Price.

5.7. Disqualifying Dispositions of ISOs.  As a condition to any Award of an Incentive Stock Option, each Participant in receipt thereof shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option.

ARTICLE 6

STOCK APPRECIATION RIGHTS.

6.1. Grant of Stock Appreciation Rights.  The Administrator may grant Stock Appreciation Rights to an Eligible Participant and will determine and set forth in an Award Agreement the following terms, which need not be the same for each Participant:  (a) the number of Shares to be subject to each Award of Stock Appreciation Rights, (b) the date of grant of the Award, (c) the Exercise Price therefore which shall not be less than the Fair Market Value of each Share on the date of such Award of Stock Appreciation Rights, (d) the Exercise Period, provided that no Stock Appreciation Right granted may be exercised more than ten years after its date of such Award of Stock Appreciation Rights, (e) any period of continuous employment or service to the Company of the Participant that is necessary before such Stock Appreciation Rights shall become exercisable, (f) whether such Stock Appreciation Right is being issued in conjunction with the grant of an Option or other Award, and (g) all other terms and conditions of each such Stock Appreciation Right, subject to the terms and conditions of the Plan.  The number of Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Administrator, to the extent that Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Shares, or other securities or property of the Company, or other forms or payment, or any combination thereof received pursuant to exercise of an Option issued in conjunction with such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

6.2. Exercise.

(a) An Award of Stock Appreciation Rights shall entitle the Participant to either (i) exercise such Award and receive payment in accordance with such Award or (ii) surrender unexercised, along with the Option (or other Award) to which the Stock Appreciation Right is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange therefore, without payment to the Company, that number of Shares having an aggregate value equal to the excess of the Fair Market Value of one Share, at the time of such exercise, over the Exercise Price per share, times the number of Shares subject to the Award of Stock Appreciation Rights or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be.

(b) The Administrator shall be entitled to elect to settle the obligation arising out of the exercise of Stock Appreciation Rights by the payment of cash or other securities or property of the Company, or other forms of payment, or any combination thereof as determined by the Administrator, equal to the aggregate value of the Shares the Company would otherwise be obligated to deliver.  Any such election by the Administrator shall be made as soon as practicable after the receipt by the Company of written notice of the exercise of such Stock Appreciation Rights.  The value of a Share, other securities or property of the Company, or other forms of payment determined by the Administrator for this purpose shall be the Fair Market Value of a Share on the last business day next preceding the date of the election to exercise such Stock Appreciation Rights, unless the Administrator determined otherwise in the Award Agreement with respect to such Stock Appreciation Rights.

(c) An Award of Stock Appreciation Rights may provide that such Stock Appreciation Rights shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of such Stock Appreciation Rights or of the related Option (or other Award), or such other date as specified by the Administrator, if at such time such Stock Appreciation Right is exercisable and has a positive value.  Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in Paragraph 6.2(a) and (b).

6.3. Fractional Shares.  No fractional shares may be delivered under this Article 6, but, in lieu thereof, cash or other adjustment shall be made as determined by the Administrator.

ARTICLE 7

RESTRICTED STOCK.

7.1. Grant.  An Award of Restricted Stock is a grant of or an offer by the Company to sell or otherwise transfer ownership of Shares to an Eligible Participant subject to a substantial risk of forfeiture and/or restrictions on transfers of such Shares.

7.2. Form of Restricted Stock Award.  The Administrator may grant Restricted Stock to an Eligible Participant and will determine and set forth in an Award Agreement the following terms, which need not be the same for each Participant:  (a) the number of Shares subject to the Award, (b) the Exercise Price, if any, to be paid as consideration for the Shares and the time and manner of such payment, (c) any period of continuous employment or service to the Company by the Participant that is necessary before the Shares become non-forfeitable and transferable, and (d) all other terms and conditions of the Restricted Stock Award.

7.3. Exercise Price.  The Exercise Price of Shares granted pursuant to an Award of Restricted Stock, if any, will be determined by the Administrator on the date of such Award.   The Exercise Price may be less than the Fair Market Value of such Share on the date of the Award.  Payment of the Exercise Price shall be made in accordance with Article 10 of the Plan.

ARTICLE 8

PERFORMANCE GRANTS.

8.1. Award.

(a) The Award of a Performance Grant ("Performance Grant") to a Participant will entitle such Participant to receive a specified amount (the “Performance Grant Actual Value") upon satisfaction of specified corporate, division, departmental and/or individual goals as determined by the Administrator, subject to Section 8.1(b).  Performance Grants may be issued in different classes or series having different names, terms and conditions.

(b) Qualified Performance Grants shall be based on any one or more of the following performance objectives:  specified levels of or increases in the Company’s, a division’s, the Parent’s, a Subsidiary’s or an Affiliate’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (i.e., operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; Share price (including but not limited to growth measures and total shareholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (i.e., net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above in this Section 8.1(b); individual objectives.

8.2. Terms.  The Administrator may grant Performance Grants to an Eligible Participant and will determine and set forth in an Award Agreement the following terms, which need not be the same for each Participant:

(a) the maximum value of each Performance Grant (the “Maximum Value”), which may be a fixed amount, an amount which varies from time to time based in whole or in part on the then current value of Shares or other securities or property of the Parent, the Company, any Subsidiary or Affiliate, or an amount that is determinable from other criteria specified by the Administrator;

(b) whether such Performance Grant is granted in conjunction with an Award of Options, Stock Appreciation Rights, Restricted Stock or other type of Award, or any combination thereof under the Plan, concurrently or subsequently granted to such Participant (the "Associated Award"), and whether the Performance Grant shall be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid or otherwise received by the Participant;

(c) the award period (“Performance Grant Award Period”) over which the Maximum Value may be earned;

(d) the performance objectives to be attained within the Performance Grant Award Period, which performance objectives shall be based on such measure or measures of performance as the Administrator shall determine, subject to Section 8.1(b), and may be applied on an absolute basis or relative to industry or other indices, or any combination thereof;

(e) the extent to which the Performance Grant will be payable upon the Participant’s Termination prior to the end of a Performance Grant Award Period or if the performance objectives are met in part; and

(f) the time and manner of payment of the Performance Grant Actual Value.

8.3. Adjustment of Performance Objectives.  Unless otherwise provided in the Award Agreement, the Performance Grant Actual Value or the Performance Grant Maximum Value, or any combination thereof may be adjusted in any manner by the Administrator at any time and from time to time during or as soon as practicable after the Performance Grant Award Period, if it determines that such performance measures, the Performance Grant Actual Value or the Performance Grant Maximum Value, or any combination thereof, are not appropriate under the circumstances in light of the objectives of the Performance Grant; provided, however, that Qualified Performance Grants shall in no event be adjusted to increase the amount payable under such award to any “covered employee,” within the meaning of Section 162(m)(3) of the Code.

8.4. Determination of Performance Grant Actual Values.  The Administrator shall determine whether the terms and conditions of a Performance Grant have been met and, if so, shall ascertain the Performance Grant Actual Value payable to the Participant.  In the case of a Qualified Performance Grant, the Administrator shall certify in writing prior to payment of the Performance Grant Actual Value that the performance objectives and any other material terms of the Award were in fact satisfied.  The Performance Grant Actual Value shall be equal to the Maximum Value of such Performance Grant only if the stated performance objectives are attained in full.  If a Performance Grant has no Performance Grant Actual Value, such Performance Grant shall be deemed to have been canceled and the Associated Award, if any, may be canceled or permitted to continue in effect in accordance with such Associated Award's terms.  If a Performance Grant has a Performance Grant Actual Value and (a) was not awarded in conjunction with an Associated Award, the Administrator shall cause an amount equal to the Performance Grant Actual Value of such Performance Grant to be paid to the Participant or the Participant's beneficiary as provided below; or (b) was awarded in conjunction with an Associated Award, the Administrator shall determine, in accordance with the Award Agreement, whether to (i) cancel such Performance Grant, in which event no amount in respect thereof shall be paid to the Participant or the Participant’s beneficiary, and the Associated Award may be permitted to continue in effect in accordance with the Associated Award 's terms, (ii) pay the Performance Grant Actual Value to the Participant or the Participant' s beneficiary as provided below, in which event such Associated Award may be canceled, or (iii) pay to the Participant or the Participant's beneficiary as provided below, the Performance Grant Actual Value of only a portion of such Performance Grant, in which case a complimentary portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Administrator.

8.5. Payment.  Determination of the Performance Grant Actual Value shall be made as promptly as practicable following the end of the Performance Grant Award Period.  Payment of any amount in respect of the Performance Grants which the Administrator determines to pay as provided in this Article 8 shall be made in cash, Shares, other securities or property of the Company, or other forms or payment, or any combination thereof or in such other manner, as determined by the Administrator.

ARTICLE 9

STOCK BONUSES.

9.1. Awards of Stock Bonuses.  A Stock Bonus is an Award of Shares for past or future services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company.  A Stock Bonus shall be awarded pursuant to an Award Agreement (the "Stock Bonus Agreement") in such form as the Administrator will from time to time approve, and will comply with and be subject to the terms and conditions of the Plan.  A Stock Bonus may be conditioned  upon satisfaction of such service or other conditions as are set out in advance in the Award Agreement.

9.2. Terms of Stock Bonuses.  The Administrator will determine the number of Shares to be awarded to each Participant as a Stock Bonus and any consideration to be paid therefor, which consideration may be less than the Fair Market Value of Shares on the date of the Award of such Stock Bonus.

9.3. Form of Payment.  The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as set forth in the Stock Bonus Agreement.  Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Administrator will determine in the Stock Bonus Agreement.

ARTICLE 10

PAYMENT FOR SHARE PURCHASES.

10.1. Payment.  Payment for Shares purchased pursuant to this Plan may be made (a) in cash (by check); (b) by surrender of shares of Common Stock that either (i) have been owned by the Participant for more than six months and have been paid for within the meaning of Rule 144 promulgated under the Securities Act (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (ii) were obtained by Participant in the public market; (c) by any combination of the foregoing; or (d) by any other lawful means as the Administrator, in its sole discretion, may determine.

ARTICLE 11

DEFERRED PAYMENT OF AWARDS.

11.1. Deferral Terms.  The Administrator may specify in any Award Agreement, other than an Award Agreement providing for Options or Stock Appreciation Rights, that the payment of all or any portion of cash, Shares, other securities or property of the Company, or any other form of payment, or any combination thereof under an Award shall be deferred until a later date set forth in such Award Agreement.  Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Administrator shall determine; provided, however, that such deferrals shall be made in accordance with the requirements of Section 409A of the Code.  Deferred payments may be made subject to the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return, or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Administrator and set forth in the Award Agreement.

ARTICLE 12

AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.

12.1. Amendments and Substitutions.  The terms of any outstanding Award under the Plan may be amended from time to time by the Administrator in any manner that the Administrator deems appropriate (including, but not limited to, acceleration of the date of vesting of any Award and/or payments thereunder, or reduction of the Exercise Price of an Award); provided, however, that except to the extent that the Administrator determines that an amendment is necessary to avoid penalties or taxes under Section 409A of the Code or violation of any law or regulation, no such amendment shall adversely affect in a material manner any right of a Participant under such Award without the Participant's written consent. The Administrator may permit or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

ARTICLE 13

DESIGNATION OF BENEFICIARY BY PARTICIPANT.

13.1. Designation.  A Participant may designate one or more beneficiaries to receive any rights and payments to which such Participant may be entitled in respect of any Award in the event of such Participant’s death.  Such designation shall be on a written form acceptable to and filed with the Administrator.  A Participant may change the Participant’s beneficiary(ies) from time to time in the same manner as the original designation.  If no designated beneficiary survives the Participant and is living on the date on which any right or amount becomes payable to such beneficiary, such payment will be made to the legal representatives of the Participant's estate, and the term "beneficiary" as used in the plan shall be deemed to include such person or persons.  If there is any question as to the legal right of any designated beneficiary to receive a distribution under the Plan or if the designated beneficiary cannot be located after reasonable search by the Administrator, the Administrator may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Administrator, the Board and the members thereof will have no further liability to any person or entity with respect to such amount.

ARTICLE 14

CHANGE IN CONTROL.

14.1. Effect of a Change in Control.  An applicable Award Agreement shall determine the extent to which, in the case of a Change in Control, (a) a Participant’s rights to each outstanding Stock Option and Stock Appreciation Right shall become exercisable, (b) restrictions with respect to Restricted Stock shall lapse, (c) outstanding Performance Grants shall be adjusted in respect of a shortened Performance Grant Award Period, and (d) deferred payments under Section 11.1 shall be payable.

14.2. Change in Control.  For this purpose, except as otherwise provided in an Award Agreement, a Change in Control shall he deemed to occur when and only when any of the following events first occurs:  (a) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) who is not currently such becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the combined voting power of the Company's then outstanding voting securities; (b) a change in the composition of the Incumbent Board during any 12-month period, as a result of which fewer than a majority of the Directors are members of the Incumbent Board without the endorsement of the remaining members of the Incumbent Board; (c) any merger (other than a merger where the Company is the survivor when there is no accompanying Change in Control under clause (a) of this Section 14.2), consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company; or (d) notwithstanding (a) through (c) above, in the case of a distribution under the Plan of an amount which is subject to Section 409A of the Code, an event which constitutes a “change in control event,” as defined in Section 409A of the Code and regulations thereunder as set forth in the Award Agreement.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (a) of this Section 14.2 solely because 50% or more of the combined voting power of the Company's outstanding securities is acquired by one or more employee benefit plans maintained by the Company or by any other employer, the majority interest in which is held, directly or indirectly, by the Company.

ARTICLE 15

PLAN AMENDMENT OR SUSPENSION.

15.1. Plan Amendment or Suspension.  The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Sections 162 and 422 of the Code, Rule 16b-3 and with other applicable law.  In addition, the Board may condition any amendment on the approval of shareholders of the Company if such approval is deemed advisable by the Board,  No amendment of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant's written consent.

ARTICLE 16

PLAN TERMINATION.

16.1. Method of Plan Termination.  The Plan shall terminate upon the earlier of the following dates or events to occur:  (a) upon the adoption of a resolution of the Board terminating the Plan; or (b) the tenth anniversary of the Adoption Date; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options.

16.2. Effect of Termination on Outstanding Awards.  No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without such person's consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Administrator may make amendments permitted under Article 15.

ARTICLE 17

SHAREHOLDER ADOPTION.

17.1. Shareholder Approval.  The Plan shall be submitted to the shareholders of the Company for their approval at a meeting of the shareholders of the Company to be duly held before the first anniversary of the Adoption Date.

ARTICLE 18

TRANSFERABILITY.

18.1. Transferability.  Except as may be approved by the Administrator where such approval shall not adversely affect compliance of the Plan with Sections 162 and 422 of the Code and Rule 16b-3, a Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant 's death) including, but not by way of limitation, execution, levy, garnishment , attachment, pledge, bankruptcy or in any other manner; provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferrable other than by will or the laws of descent or pursuant to a court approved domestic relations order and shall be exercisable during the Participant 's lifetime only by such Participant or such person receiving such option pursuant to a domestic relations order.

ARTICLE 19

CERTIFICATES.

19.1. Legal Restrictions: Stock Legends.  All Shares or other securities delivered under this Plan will be subject to such stock transfer orders and other restrictions as the Administrator may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements promulgated under such laws or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and each stock certificate evidencing such Shares and other certificates shall contain appropriate legends.

ARTICLE 20

ESCROW.

20.1. Deposit of Shares: Escrow.  To enforce any restrictions on a Participant's Shares, the Administrator may require the Participant to deposit all stock certificates evidencing Shares, together with stock powers or other instruments of transfer approved by the Administrator, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Administrator may cause a legend or legends referencing such restriction to be placed on the certificates.

ARTICLE 21

EXCHANGE AND BUYOUT OF AWARDS.

21.1. Exchange.  The Administrator may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.

21.2. Buyout of Awards. The Administrator may, at any time or from time to time, authorize the Company to buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Administrator and the Participant may agree.

ARTICLE 22

SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

22.1. Compliance with Applicable Laws.  An Award will not be effective and no Shares shall be issued with respect to any Award unless counsel for the Company shall be satisfied that such Award or issuance is in compliance with all applicable federal and state securities laws, foreign legal requirements, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance.  Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver stock certificates for Shares under this Plan prior to:  (a) obtaining any approvals from governmental agencies that the Administrator determines are necessary or advisable; and (b) completing any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Administrator determines to be necessary or advisable.

22.2. Compliance with Rule 16b-3.  It is the intent of the Company that the Plan comply in all respects with Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is deemed not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

22.3. Compliance with Section 409A of the Code.  Notwithstanding any other provision of the Plan to the contrary, (a) to the extent that any payment of or in connection with an Award constitutes a payment under a “non-qualified deferred compensation plan,” as defined in Section 409A of the Code, such payment shall be made in compliance with Section 409A of the Code and necessary requirements therefor shall be set forth in the applicable Award Agreement to the extent not provided in this Plan, (b) the Plan and Award shall be interpreted in a manner consistent with Section 409A and any provisions hereof that would cause a payment of non-qualified deferred compensation to be subject to taxation under Section 409A may be modified by the Administrator in an Award Agreement, and (c) any adjustment of Shares or prices per Share, substitution of Awards, or modification of Awards permitted under the Plan shall not cause the affected Award to fail to comply with the requirements of Section 409A of the Code.

22.4. No Obligation to Register Shares or Awards.  The Company will be under no obligation to register the Shares under the Securities Act or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

ARTICLE 23

NO OBLIGATION TO EMPLOY.

23.1. No Right to Employment or Continuation of Relationship.  Nothing in this Plan or any Award granted under the Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other service relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other service relationship at any time, with or without cause.

ARTICLE 24

NON EXCLUSIVITY OF THE PLAN.

24.1. Board Power.  Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as the Board may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

ARTICLE 25

MISCELLANEOUS PROVISIONS.

25.1. No Rights Unless Specifically Granted.  No employee or other person shall have any claim or right to be granted an Award under the Plan under any contract, agreement or otherwise.  Determinations made by the Administrator under the Plan need not be uniform and may be made selectively among Eligible Participants under the Plan, whet her or not such Eligible Participants are similarly situated.

25.2. No Rights Until Written Evidence Delivered.  No Participant or other person shall have any right with respect to the Plan, the Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award, in the form of an Award Agreement, shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming unclear or through such recipient) have been met.

25.3. Right to Withhold Payments.  The Company and any Parent, Subsidiary and Affiliate of the Company shall have the right to deduct from any payment made under the Plan, any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to issue Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the Participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes.  If the amount requested is not paid, the Company may refuse to issue Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof.  Notwithstanding anything in the Plan to the contrary, the Administrator may permit an Eligible Participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Administrator shall deem to be appropriate, including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes.

25.4. Expenses of Administration.  The expenses of the Plan shall be borne by the Company.  However, if an Award is made to an individual employed by or performing services for a Parent, Subsidiary or Affiliate of the Company:  (a) if such Award results in payment of cash to the Participant, such Parent, Subsidiary or Affiliate shall pay to the Company an amount equal to such cash payment unless the Administrator shall otherwise determine; (b) if the Award results in the issuance by the Company to the Participant of Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, such Parent, Subsidiary or Affiliate shall, unless the Administrator shall otherwise determine, pay to the Company an amount equal to the fair market value thereof as determined by the Administrator, on the date such Shares, other securities or property of the Company, other securities or property, or other forms of payment, or any combination thereof, are issued (or, in the case of the issuance or Restricted Stock or of Shares, other securities or property of the Company, or other securities or property, or other forms of payment subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which they are no longer subject to such applicable restrictions), minus the amount, if any, received by the Company in respect of the purchase of such Shares, other securities or property of the Company, other securities or property or other forms of payment, or any combination thereof, all as the Administrator shall determine; and (c)the foregoing obligations of any such Parent, Subsidiary or Affiliate shall survive and remain in effect and binding on such entity even if its status as a Parent, Subsidiary or Affiliate of the Company should subsequently cease, except as otherwise agreed by the Company and such Parent, Subsidiary or Affiliate.

25.5. Unfunded Plan.  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

25.6. Acceptance or Award Deemed Consent.  By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated such Participant's (or other person's) acceptance and ratification of, and consent to, any action taken by the Company, Administrator or Board or their respective delegates under the Plan.

25.7. No Guarantee of Tax Consequences.  Notwithstanding any other provision of the Plan, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment shall be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment shall apply to or be available to a Participant on account of participation in the Plan, or that any of the foregoing amounts shall not be subject to taxes and interest charges under Section 409A of the Code.

25.8. Use of Terms.  For the purposes of the Plan, in the use of any term, the singular includes the plural and the plural includes the singular wherever appropriate.

25.9. Validity, Construction: Interpretation.  The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and Award Agreements and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, or the State of Delaware.

ANNEX C

CORPORATE RESOURCE SERVICES, INC.

2013 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2013 Employee Stock Purchase Plan of Corporate Resource Services, Inc. as adopted by the Board on April 30, 2013 (“Adoption Date”) and amended on September 19, 2013.

1.           Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423.

2.           Definitions.

(a)           "Administrator" shall mean the Board or any Committee designated by the Board to administer the plan pursuant to Section 14.

(b)           "Board" shall mean the Board of Directors of the Company.

(c)           "Change of Control" shall mean the occurrence of any of the following events:

(i)          Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who is not currently such becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

(ii)         The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

(iii)        The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv)        A change in the composition of the Board during any 12-month period, as a result of which fewer than a majority of the Directors are Incumbent Directors without the endorsement of the remaining members of the Incumbent Board.  "Incumbent Directors" shall mean Directors who either (A) are Directors of the Company, as applicable, as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(d)           "Code" shall mean the Internal Revenue Code of 1986, as amended.

(e)           "Committee" means a committee of the Board.

(f)           "Common Stock" shall mean the common stock of the Company.

(g)           "Company" shall mean Corporate Resource Services, Inc., a Delaware corporation.

(h)           "Compensation" shall mean all base straight time gross earnings, commissions, overtime and shift premium, but exclusive of payments for incentive compensation, bonuses and other compensation.

(i)           "Designated Subsidiary" shall mean any Subsidiary selected by the Administrator as eligible to participate in the Plan.

(j)           "Eligible Employee" shall mean any individual who is a common law employee of the Company or any Designated Subsidiary and whose customary employment with the Company or Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company.  Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(k)           "Exercise Date" shall mean the last Trading Day of each calendar year quarter.

(l)           "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

(i)           If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(ii)          If the Common Stock is not listed on an established market, the Fair Market Value thereof shall be determined in good faith by the Board in accordance with Treas. Regulation §1.423-2(g) or any successor provision thereto.

(m)           "Offering Date" shall mean the first Trading Day of each Offering Period.

(n)           "Offering Periods" shall mean the periods of three (3) months, commencing on the first Trading Day on or after January 1, April 1, July 1 and October 1 of each year and terminating on the next following Exercise Date, provided that the first Offering Period shall commence on the first Trading Day next following January 1, 2014.

(o)           “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(p)           "Plan" shall mean the Corporate Resource Services, Inc. 2013 Employee Stock Purchase Plan as set forth herein and amended from time to time.

(q)           "Purchase Price" shall mean eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 19 or Section 20.

(r)           "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

(s)           "Trading Day" shall mean a day on which national stock exchanges are open for trading.

3.           Eligibility.

(a)           First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period shall be automatically eligible to participate in the first Offering Period.

(b)           Subsequent Offering Periods. Any Eligible Employee on a given Offering Date shall be eligible to participate in the Plan.

(c)            Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company, the Parent or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company, the Parent and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.  In addition, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock that may be purchased by any Eligible Employee on a given Exercise Date shall not exceed 14,000 shares of Common Stock.

4.           Offering Periods. The Plan shall be implemented by consecutive Offering Periods, and continuing thereafter until terminated in accordance with Section 20 hereof.  The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.           Participation.

(a)           First Offering Period.  The Administrator shall provide notice of the first Offering Period to all Eligible Employees.  An Eligible Employee may participate in the first Offering Period only if such individual submits a subscription agreement authorizing payroll deductions to this Plan not later than ten (10) business days (or such other number of days as determined by the Administrator) from the date of such notice (the "Enrollment Window").  An Eligible Employee's failure to submit the subscription agreement during the Enrollment Window shall result in the automatic termination of such individual's participation in such Offering Period.

(b)           Subsequent Offering Periods.  After the first Offering Period described in (a) above, an Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions to this Plan with the Company's payroll office not later than seven (7) days (or such other number of days as determined by the Administrator) prior to the applicable Offering Date.  An Eligible Employee’s failure to submit the subscription agreement by such deadline shall result in the automatic termination of such individual’s participation in that Offering Period.

6.           Payroll Deductions.

(a)           At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not exceeding six percent (6%) of the Compensation which he or she receives on each payday during the Offering Period; provided, however, that should a payday occur on an Exercise Date, a participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period.  A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b)           Payroll deductions for a participant shall commence on the first payday following the Offering Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions shall commence on the first payday on or following the end of the Enrollment Window.

(c)           All payroll deductions made for a participant shall be credited to a bookkeeping account maintained for the participant under the Plan and shall be withheld in whole percentages only.  A participant may not make any additional payments into such account.

(d)           A participant may withdraw from participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate.  The Administrator may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period.  The change in rate shall be effective with the first full payroll period following ten (10) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.

(e)           Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.  Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(f)           At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock.  At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

(g)           Notwithstanding any provision of this Section 6 to the contrary, in the event that a participant has received a “hardship” distribution from any plan of the Company or any Designated Subsidiary that is intended to qualify under Section 401(k) of the Code (“Company 401(k) Plan”), the participant’s contributions to the Plan shall not commence, or if they have commenced, shall be suspended, for a period of six months, or such other suspension period provided under the Company 401(k) Plan, following such hardship distribution.

7.           Grant of Option.

(a)           On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date for such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Eligible Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; and provided that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13 hereof.  The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Eligible Employee may purchase during such Offering Period.  Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof.  The option shall expire on the last day of the Offering Period.

(b)            Each offering shall be in such form and, subject to the terms of the Plan, shall contain such terms and conditions as the Administrator shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Eligible Employees granted options shall have the same rights and privileges.  The terms and conditions of an offering shall be incorporated by reference into the Plan.

8.           Exercise of Option.

(a)           Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account.  No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof.  Excess accumulated payroll deductions that, as of any Exercise Date, cannot be used to purchase shares on account of the limitations on purchased under Section 3(c) hereof shall be promptly returned to the participant.  During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

(b)           If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof.  The Company may make pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's shareholders subsequent to such Offering Date.

9.           Crediting of Share Purchases.

(a)           A stock account shall be maintained for each participant in the Plan.  As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company shall credit to each participant’s account under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) the number of the shares purchased by the participant on such Exercise Date, which shares shall be retained in the participant’s account.  The participant may sell such shares at any time thereafter, subject to any stock holding, transfer restrictions and other terms and conditions of the offering.

(b)           The participant may request that stock certificates be issued in the name of the participant or in the name of the participant and his or her spouse for all or any portion of the whole shares credited to the participant’s account.  All such certificates for shares shall be subject to all stock holding, transfer restrictions and other terms and conditions of the offering, and the Company may cause a legend or legends to be put on any such certificates to make appropriate references to such terms and conditions.

(c)           The Administrator may permit or require that shares credited to participants’ accounts be deposited directly with a broker designated by the Administrator or to a designated agent of the Company, and the Administrator may utilize electronic or automated methods of share transfer.  The Administrator may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures for resale of the shares.  Unless the Administrator requires deposit with a designated broker, a participant may request that shares credited to the participant’s account be transferred to another broker.

(d)           Any dividends or distributions which may be declared on shares credited to a participant’s account shall be reinvested in additional shares for the participant, unless otherwise provided by the Administrator.  Such additional shares shall be purchased on the open market as soon as practicable after the dividend payment is received.

10.           Withdrawal.

(a)           A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company.  All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period during which the withdrawal is made shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.  If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)           A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.           Termination of Employment. Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an Eligible Employee of the Company or of a Designated Subsidiary, immediately terminates his or her participation in this Plan and cancels all outstanding options granted under Section 7 in connection with the Offering Period in which occurs such termination of employment.  In such event, the payroll deductions credited to the participant's account during the Offering Period but not yet used to purchase shares under the Plan will be returned without interest to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and shares previously acquired shall remain in the participant’s account.  For purposes of this Section 11, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Designated Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

12.           Interest.  No interest shall accrue on the payroll deductions of a participant in the Plan.

13.           Stock.

(a)           Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 3,000,000 shares plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2015, equal to the lesser of (i) 3,000,000 shares, (ii) two percent (2%) of the outstanding shares on such date or (iii) an amount determined by the Administrator in its discretion, taking into consideration, inter alia,  the needs of the Plan and its effects on the Company and its shareholders.

(b)           Until the shares are issued to the participant’s Plan account (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares.

(c)           Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

(d)           If an option terminates or is cancelled for any reason without being exercised under Section 8 hereof, the unissued shares which had been subject to such option will continue to be reserved for issuance and will be available for the grant of additional options and for issuance and purchase under the Plan.

14.           Administration.  The Administrator shall administer the Plan and shall have full and exclusive discretionary authority to, inter alia, construe, interpret and apply the terms of the Plan, to determine eligibility, to make factual determinations relevant to the Plan, to adopt, amend and rescind any rules which it deems desirable and appropriate for the proper administration of the Plan, to adjudicate all disputed claims filed under the Plan and to select a custodian of accounts and other service providers to the Plan.  Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

15.           Designation of Beneficiary.

(a)           A participant may file a written designation of a beneficiary who is to receive any shares and cash credited to the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date but prior to delivery to such participant of such shares and cash.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

(b)           Such designation of beneficiary may be changed by the participant at any time by written notice.  If at the time of a participant’s death, the participant has not filed a beneficiary designation, or the participant’s validly designated beneficiary is not then living, or the validly designated beneficiary cannot be located after a reasonable search by the Company, the Company shall deliver such shares and/or cash then credited to the deceased participant’s account to the spouse of such participant, or if such participant has no spouse, to the executor or administrator of the participant’s estate and such delivery shall satisfy all payment obligations of the Company hereunder to the participant and the participant’s beneficiary.

(c)           All beneficiary designations shall be in such form and manner as the Administrator may designate from time to time.  The Administrator may permit designation of multiple beneficiaries by a participant.

16.           Transferability.  Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.           Use of Funds.  All payroll deductions credited to a participant’s account under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.  Until shares are issued, participants shall only have the rights of an unsecured creditor.

18.           Reports.  Individual accounts shall be maintained for each participant in the Plan.  Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.           Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control.

(a)           Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan, the maximum number of shares each participant may purchase each Offering Period (pursuant to Section 7), the number of shares that may be added annually to the shares reserved under the Plan (pursuant to Section 13(a)(i), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator.  The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation.  The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)           Merger or Change of Control.  In the event of a merger or Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress shall be shortened by setting a New Exercise Date and any Offering Period then in progress shall end on the New Exercise Date.  The New Exercise Date shall be before the date of the Company's proposed merger or Change of Control.  The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.           Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate, suspend or amend the Plan.  Except as otherwise provided in the Plan, no such termination, suspension, or amendment can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on or before any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders, in which case, accumulated participant contributions shall be refunded.  Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant.  To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)             Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c)             In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)           increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii)          shortening any Offering Period so that Offering Period ends on a New Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii)         allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21.           Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.           Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.           Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company.  It shall continue in effect until terminated under Section 20 hereof.  In the event that the Plan becomes effective upon adoption by the Board and shareholder approval is not thereafter obtained within twelve (12) months of the Adoption Date, then notwithstanding Section 20 hereof, all payroll deductions that have accumulated during the earlier of the Offering Period in which the shareholders disapprove the Plan or the Offering Period in which occurs the last day of the twelfth (12th) month following the Adoption Date shall be refunded without interest and all outstanding options to purchase shares under the Plan shall be cancelled.

24.           Costs.  The ordinary costs and expenses incurred in the administration of the Plan and maintenance of participants’ accounts hereunder, including annual custodial fees and brokerage fees and commissions for the purchase of shares upon exercise of options granted under the Plan or upon the reinvestment of dividends and distributions will be paid by the Company.  Notwithstanding the foregoing, as determined by the Administrator, extraordinary costs, expenses in connection with the maintenance of accounts of former employees, fees for the withdrawal of shares in the form of stock certificates, brokerage fees and commissions for the sale of shares acquired under the Plan by any participant, and fees imposed by a custodian for other services unrelated to the purchase of stock under the Plan may be charged to participants.